Exhibit 2.01

BUSINESS COMBINATION AGREEMENT

BETWEEN:

VON ACQUISITION INC.

– and –

SBETONE, INC.

– and –

VON BISMARK LIMITED

– and –

LIMITLESS III INC.

– and –

VON ACQUISITION CORP.

– and –

VON ACQUISITION MERGER SUB, INC.

Dated August 6, 2021

TABLE OF CONTENTS

ARTICLE 1 GENERAL		2
1.1	Defined Terms	2
1.2	Pre-Business Combination – Name Change	2
1.3	Business Combination – Exchange of sBetOne Common Stock for VON Acquisition Shares pursuant to the Merger with US Subco	3
1.4	Business Combination – Amalgamation	3
1.5	Business Combination – Share Exchange	5
1.6	U.S. Tax Matters	6
1.7	Board of Directors and Officers	6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SBETONE		7
2.1	Organization and Good Standing	7
2.2	Registration	7
2.3	Consents, Authorizations, and Binding Effect	7
2.4	Litigation and Compliance	8
2.5	Financial Statements	9
2.6	Absence of Undisclosed Liabilities	9
2.7	No Shareholder Rights Plan	9
2.8	Taxes	9
2.9	Indebtedness	10
2.10	Capitalization	10
2.11	Title to Assets	10
2.12	Intellectual Property	10
2.13	Real Property	11
2.14	Employment Matters	11
2.15	Brokers	11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BISMARK		11
3.1	Organization and Good Standing	11
3.2	Registration	11
3.3	Consents, Authorizations, and Binding Effect	11
3.4	Litigation and Compliance	13
3.5	Financial Statements	13
3.6	Absence of Undisclosed Liabilities	13
3.7	No Shareholder Rights Plan	14
3.8	Taxes	14
3.9	Indebtedness	14
3.10	Capitalization	14
3.11	Title to Assets	15
3.12	Intellectual Property	15
3.13	Real Property	15
3.14	Employment Matters	15
3.15	Brokers	15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF LIMITLESS		16
4.1	Organization and Good Standing	16
4.2	Consents, Authorizations, and Binding Effect	16
4.3	Litigation and Compliance	17
4.4	Financial Statements	17
4.5	Absence of Undisclosed Liabilities	18
4.6	No Shareholder Rights Plan	18
4.7	Taxes	18
4.8	Indebtedness	18
4.9	Capitalization	18
4.10	Real Property	19
4.12	Brokers	19

ii

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF VON ACQUISITION, ALBERTA SUBCO AND US SUBCO		19
5.1	Organization and Good Standing	19
5.2	Consents, Authorizations, and Binding Effect	20
5.3	Litigation and Compliance	21
5.4	Financial Statements	22
5.5	Absence of Undisclosed Liabilities	22
5.6	Taxes	22
5.7	Subsidiaries	23
5.8	Capitalization	23
5.9	Indebtedness	23
5.10	Real Property	24
5.11	Employment Matters	24
5.12	Brokers	24

ARTICLE 6 CONDITIONS TO OBLIGATIONS OF VON ACQUISITION, ALBERTA SUBCO OR US SUBCO		24
6.1	Conditions Precedent to Completion of the Business Combination	24

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF SBETONE		25
7.1	Conditions Precedent to Completion of the Business Combination	25

ARTICLE 8 CONDITIONS TO OBLIGATIONS BISMARK		26
8.1	Conditions Precedent to Completion of the Business Combination	26

ARTICLE 9 CONDITIONS TO OBLIGATIONS LIMITLESS		27
9.1	Conditions Precedent to Completion of the Business Combination	27

ARTICLE 10 MUTUAL CONDITIONS PRECEDENT		28
10.1	Mutual Conditions Precedent	28

ARTICLE 11 CLOSING		28
11.1	Closing	28
11.2	Termination of this Agreement	28
11.3	Survival of Representations and Warranties; Limitation	29

ARTICLE 12 MISCELLANEOUS		29
12.1	Further Actions	29
12.2	Entire Agreement	29
12.3	Descriptive Headings	29
12.4	Notices	29
12.5	Governing Law	30
12.6	Enurement and Assignability	31
12.7	Confidentiality	31
12.8	Remedies	31
12.9	Waivers and Amendments	31
12.1	Illegalities	31
12.11	Currency	32
12.12	Third-Party Beneficiaries	32
12.13	Counterparts	32

Schedule A - Definitions

Schedule B - US Merger Agreement

Schedule C - Amalgamation Agreement

Schedule D - Share Exchange Agreement

Schedule E - Enterprise Ireland Share Purchase Agreement

BUSINESS COMBINATION AGREEMENT

THIS AGREEMENT dated August 6, 2021 is made

AMONG:

VON ACQUISITION INC., a corporation existing under the laws of British Columbia

(hereinafter referred to as “VON Acquisition”)

– and –

SBETONE, INC., a corporation existing under the laws of Delaware

(hereinafter referred to as “sBetOne”)

– and –

VON ACQUISITION MERGER SUB, INC., a corporation existing under the laws of Delaware

(hereinafter referred to as “US Subco”)

– and –

LIMITLESS III INC., a corporation existing under the laws of Alberta

(hereinafter referred to as “Limitless”)

– and –

VON ACQUISITION CORP., a corporation existing under the laws of Alberta

(hereinafter referred to as “Alberta Subco”)

– and –

VON BISMARK LIMITED, a corporation existing under the laws of Ireland

(hereinafter referred to as “Bismark”)

WHEREAS the Parties (as hereinafter defined) have agreed, subject to the satisfaction of certain conditions precedent, and concurrently with the Amalgamation (as hereinafter defined), the US Merger (as hereinafter defined) and the Share Exchange (as hereinafter defined), to complete a Business Combination (as hereinafter defined) pursuant to which the business of sBetOne and Bismark shall become the business of VON Acquisition;

AND WHEREAS prior to the Amalgamation, the US Merger, and the Share Exchange, VON Acquisition will complete the Name Change (as hereinafter defined);

AND WHEREAS the Parties have agreed, subject to the satisfaction of certain conditions precedent and concurrently with the US Merger and the Share Exchange, that VON Acquisition, Limitless and Alberta Subco will carry out a three-cornered Amalgamation pursuant to Section 181 of the ABCA (as hereinafter defined) pursuant to which, among other things:

(a)	each Alberta Subco Share (as hereinafter defined) will be exchanged for one Amalco Share (as hereinafter defined); and

(b)	each Limitless Share (as hereinafter defined) held by Limitless Shareholders (as hereinafter defined) will be exchanged for 0.4 of a VON Acquisition Share;

AND WHEREAS the Parties have agreed, subject to the satisfaction of certain conditions precedent and concurrently with the Amalgamation and the Share Exchange, to carry out a merger of sBetOne and US Subco, whereby US Subco will be merged with and into sBetOne, pursuant to Title 8, Section 267 of the DGCL (as hereinafter defined) pursuant to which, among other things:

(a)	each class or series of stock of US Subco issued and outstanding, immediately prior to the Merger Effective Time (as hereinafter defined) will be cancelled;

(b)	holders of sBetOne Common Stock will thereafter exchange their sBetOne Common Stock on a one-for-one basis for VON Acquisition Shares; and

(c)	US Subco will merge with and into sBetOne, with sBetOne continuing as the surviving corporation with VON Acquisition being the sole stockholder of the merged company, and the separate existence of US Subco will cease (altogether, the ”US Merger”);

AND WHEREAS the Parties have agreed, subject to the satisfaction of certain conditions precedent and concurrently with the Amalgamation and the US Merger, that each VON Bismark Share (as hereinafter defined) held by VON Bismark Shareholders (as hereinafter defined) will be exchanged for 1,655 VON Acquisition Shares (the “Share Exchange”):

AND WHEREAS upon completion of the Business Combination: (a) the former holders of shares of sBetOne Common Stock (including holders of shares received upon the exercise of sBetOne Options and conversion of sBetOne Convertible Notes) will hold 34,849,018 VON Acquisition Shares representing approximately 39% of the outstanding VON Acquisition Shares; (b) the former holders of Bismark Shares will hold 10,497,665 VON Acquisition Shares representing approximately 12% of the outstanding VON Acquisition Shares; and (c) the former holders of Limitless Shares will hold 4,000,000 Limitless Shares representing approximately 4% of the outstanding VON Acquisition Shares;

AND WHEREAS, the Parties wish to make certain representations, warranties, covenants and agreements in connection with the Business Combination;

NOW THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) and intending to be legally bound hereby, the Parties agree as follows:

Article 1

GENERAL

1.1	Defined Terms

Capitalized terms used herein and not otherwise defined has the meanings ascribed to such terms in Schedule A.

1.2	Pre-Business Combination – Name Change

Immediately prior to the Effective Time, VON Acquisition shall take all necessary steps to give effect to and implement the Name Change.

1.3	Business Combination – Exchange of sBetOne Common Stock for VON Acquisition Shares pursuant to the Merger with US Subco

(a)	Conditional upon the occurrence of the Merger Effective Time:

(i)	the vesting and payment of all outstanding sBetOne Options will occur immediately prior to the Merger Effective Time, and the holders of all sBetOne Options will be paid, on a cashless basis, the number of shares of sBetOne Common Stock equal to the in-the-money amount of the sBetOne Options (based on a value of $0.10 per share of sBetOne Common Stock), after deducting an amount of Taxes that sBetOne is required to remit to a taxing authority in respect of the vesting and payment of such sBetOne Options; and

(ii)	the sBetOne Convertible Notes will be converted immediately prior to the Merger Effective Time into shares of sBetOne Common Stock in accordance with the terms of the sBetOne Convertible Notes.

(b)	VON Acquisition, US Subco and sBetOne agree to enter into a merger agreement (the “US Merger Agreement”), in the form substantially as set out in Schedule B, whereby US Subco will merge with and into sBetOne in accordance with Title 8, Section 267 of the DGCL.

(c)	(i) sBetOne shall use reasonable efforts to obtain the written consent resolution of its stockholders approving the sBetOne Merger Resolution, failing which it shall hold a meeting of its stockholders to seek to approve same; and (ii) VON Acquisition, as sole holder of the US Subco Shares, shall execute a written consent resolution approving the US Subco Merger Resolution.

(d)	Contemporaneously with the execution of the US Merger Agreement, sBetOne and VON Acquisition shall execute and file with the secretary of state of the State of Delaware as soon as practicable thereafter, a certificate of merger in accordance with the DGCL.

(e)	At the Merger Effective Time and as a result of the US Merger:

(i)	each US Subco Share issued and outstanding immediately prior to the Merger Effective Time will be canceled and no consideration shall be issued in respect thereof;

(ii)	US Subco will merge with and into sBetOne, with sBetOne continuing as the surviving corporation and the separate existence of US Subco shall cease; and

(iii)	each holder of sBetOne Common Stock (which includes the holders of sBetOne Common Stock issued shares upon the exercise of the sBetOne Options and conversion of the sBetOne Convertible Notes) shall receive one VON Acquisition Share for each issued and outstanding share of sBetOne Common Stock held immediately prior to the Merger Effective Time.

1.4	Business Combination – Amalgamation

(a)	VON Acquisition, Alberta Subco and Limitless agree to enter into an amalgamation agreement (the “Amalgamation Agreement”), in the form substantially as set out in Schedule C, whereby Limitless and VON Acquisition agree to effect the combination of their respective businesses and assets by way of a “three-cornered amalgamation” among VON Acquisition, Alberta Subco and Limitless.

(b)	(i) Limitless shall lawfully convene and hold a meeting of Limitless Shareholders seeking to approve the Limitless Amalgamation Resolution; and (ii) VON Acquisition shall execute a written consent resolution approving the Alberta Subco Amalgamation Resolution.

(c)	Alberta Subco and Limitless shall jointly complete and file the Articles of Amalgamation with the Alberta Registrar.

(d)	Upon the issue of a Certificate of Amalgamation giving effect to the Amalgamation, Alberta Subco and Limitless shall be amalgamated and shall continue as one corporation effective on the date of the Certificate of Amalgamation (the “Effective Date”) under the terms and conditions prescribed in the Amalgamation Agreement.

(e)	At the Effective Time and as a result of the Amalgamation:

(i)	each holder of Limitless Shares shall receive 0.527350551145905 of a fully-paid and non-assessable VON Acquisition Share for each Limitless Share held, following which all such Limitless Shares shall be cancelled;

(ii)	VON Acquisition shall receive one fully paid and non-assessable Amalco Share for each one Alberta Subco Share held by VON Acquisition, following which all such Alberta Subco Shares shall be cancelled;

(iii)	in consideration of the issuance of VON Acquisition Shares pursuant to paragraph 1.8(e)(i), Amalco shall issue to VON Acquisition one Amalco Share for each VON Acquisition Share;

(iv)	VON Acquisition shall add to the capital maintained in respect of the VON Acquisition Share an amount equal to the aggregate paid-up capital for purposes of the ITA of the Limitless Shares immediately prior to the Effective Time;

(v)	Amalco shall add to the capital maintained in respect of the Amalco Shares an amount such that the stated capital of the Amalco Shares shall be equal to the aggregate paid-up capital for purposes of the ITA of the Alberta Subco Shares and Limitless Shares immediately prior to the Amalgamation;

(vi)	no fractional VON Acquisition Shares shall be issued to holders of Limitless Shares; in lieu of any fractional entitlement, the number of VON Acquisition Shares issued to each former holder of Limitless Shares shall be rounded down to the next lesser whole number of VON Acquisition Shares without any payment in respect of such fractional VON Acquisition Shares;

(vii)	VON Acquisition shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to transactions contemplated by this Agreement to any holder of Limitless Shares such amounts as are required to be deducted and withheld with respect to such payment under the ITA or any provision of provincial, state, local or foreign tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Limitless Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority; and

(viii)	Amalco will become a wholly-owned subsidiary of VON Acquisition.

(f)	At the Effective Time:

(i)	subject to subsection 1.8(e)(i), the registered holders of Limitless Shares shall become the registered holders of the VON Acquisition Shares to which they are entitled, calculated in accordance with the provisions hereof; VON Acquisition shall deliver the VON Acquisition Shares to former holders of Limitless Shares in physical form in accordance with the instructions of the former holder thereof, and subject to applicable securities laws, without the need for such holder to surrender certificates representing the Limitless Shares and absent such instructions or restrictions under applicable securities laws, VON Acquisition shall provide the VON Acquisition Shares in the same form as such holder previously held the Limitless Shares; and

(ii)	VON Acquisition shall become the registered holder of the Amalco Shares to which it is entitled, calculated in accordance with the provisions hereof, and shall be entitled to receive a share certificate representing the number of Amalco Shares to which it is entitled, calculated in accordance with the provisions hereof.

(g)	Subject to the provisions of the ABCA, the following provisions shall apply to Amalco:

(i)	without in any way restricting the powers conferred upon Amalco or its board of directors by the ABCA, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

A.	borrow money upon the credit of Amalco;

B.	issue, re-issue, sell or pledge debt obligations of Amalco;

C.	subject to the provisions of the ABCA, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of Amalco to secure performance of an obligation of any person; and

D.	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Amalco owned or subsequently acquired, to secure any obligation of Amalco; and

(ii)	the board of directors may from time to time delegate to a director, a committee of directors or an officer of Amalco any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

1.5	Business Combination – Share Exchange

(a)	Conditional upon the occurrence of the Effective Time:

(i)	VON Acquisition and Bismark agree to enter into a share exchange agreement (the “Share Exchange Agreement”) with the Bismark Shareholders, in the form substantially as set out in Schedule D, whereby each Bismark Share issued and outstanding immediately prior to the Effective Time shall be transferred by such Bismark Shareholder to VON Acquisition in exchanged for 1,655 VON Acquisition Shares; and

(ii)	VON Acquisition agrees to enter into a share purchase agreement (the “Enterprise Ireland Share Purchase Agreement”) with Enterprise Ireland, in the form substantially as set out in Schedule E, whereby each Bismark Convertible Share will be acquired by VON Acquisition in consideration for the VON Acquisition Debenture.

(b)	At the Effective Time and as a result of the Share Exchange, the Bismark Shareholders shall become the registered holders of the VON Acquisition Shares to which they are entitled, calculated in accordance with the provisions hereof. VON Acquisition shall deliver the VON Acquisition Shares to former holders of Bismark Shares in physical form in accordance with the instructions of the former holder thereof, and subject to applicable securities laws, without the need for such holder to surrender certificates representing the Bismark Shares and absent such instructions or restrictions under applicable securities laws, VON Acquisition shall provide the VON Acquisition Shares in the same form as such holder previously held the Bismark Shares.

(c)	From and after the Effective Time all such Bismark Shares previously held by Bismark Shareholders shall be held by VON Acquisition, and each Bismark Shareholder shall cease to have any rights with respect to such Bismark Shares, except the right to receive the applicable portion of VON Acquisition Shares therefore.

1.6	U.S. Tax Matters

Each Party agrees that: (a) the transactions set forth in Section 1.3 (Exchange of sBetOne Common Stock for VON Acquisition Shares pursuant to the US Merger with US Subco), Section 1.4 (Amalgamation) and Section 1.5 (Share Exchange) are intended to constitute a single integrated transaction qualifying as a tax-deferred contribution pursuant to Section 351 of the Code, (b) such Party shall retain such records and file such information as is required to be retained and filed pursuant to Treasury Regulations section 1.351-3 in connection with each of the transactions set forth in subsection (a) and (c) such Party shall otherwise use its best efforts to cause the transactions set forth herein to qualify as a tax-deferred contribution, in each case pursuant to Section 351 of the Code. In connection with transactions described herein, the Parties agree to treat VON Acquisition as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code. Except as otherwise required by this Agreement, no Party shall take any action, fail to take any action, cause any action to be taken or cause any action to fail to be taken that could reasonably be expected to prevent (1) the transactions described herein from each qualifying as a tax-deferred contribution within the meaning of Section 351 of the Code, or (2) VON Acquisition from being treated as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code. Each Party hereto agrees to act in good faith, consistent with the terms of this Agreement and the intent of the Parties and the intended treatment of such transactions as set forth in this Section 1.6. Notwithstanding the foregoing, no Party makes any representation, warranty or covenant to any other party or to any shareholder of sBetOne, US Subco, Bismark or Limitless or other holder of sBetOne, US Subco, Bismark or Limitless securities (including, without limitation, stock options, warrants, subscription receipts, special warrants, debt instruments or other similar rights or instruments) regarding the tax treatment of the transactions contemplated by this Agreement.

1.7	Board of Directors and Officers

Each of the Parties hereby agrees that concurrently with the completion of the Business Combination, all of the current directors and officers of VON Acquisition, Alberta Subco and US Subco shall resign without payment by or any Liability to VON Acquisition, Limitless, Bismark, US Subco, Alberta Subco or Amalco, and each such director and officer shall execute and deliver a release in favour of VON Acquisition, Alberta Subco, Limitless, Bismark, US Subco and Amalco, in a form acceptable to VON Acquisition, Bismark and sBetOne, each acting reasonably, and the board of directors of VON Acquisition shall be set at four directors and consist initially of four directors and be comprised of the following individuals, or such other individual as may be acceptable to VON Acquisition, Bismark and sBetOne, each acting reasonably (collectively, the “New VON Acquisition Directors”):

James Clarke	Chairperson
Andrew Clarke	Director
Erika Racicot	Director
Eoghan O’Sullivan	Director

Article 2

REPRESENTATIONS AND WARRANTIES OF SBETONE

sBetOne represents and warrants to and in favour of VON Acquisition, Bismark and Limitless and acknowledges that VON Acquisition, Bismark and Limitless are relying on such representations and warranties in connection with this Agreement and the transactions contemplated herein:

2.1	Organization and Good Standing

(a)	sBetOne is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on sBetOne. There are no subsidiaries of sBetOne.

(b)	sBetOne has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

2.2	Registration

Neither the nature of the business nor the location or character of the assets owned or leased by sBetOne requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than jurisdictions where such entities are duly registered, licensed or otherwise qualified for such purpose and other than jurisdictions where the failure to be so registered, licensed or otherwise qualified does not have a Material Adverse Effect upon sBetOne.

2.3	Consents, Authorizations, and Binding Effect

(a)	sBetOne may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	the written consent resolution of the stockholders of sBetOne approving the sBetOne Merger Resolution;

(ii)	consents, approvals, authorizations and waivers which have been obtained (or will be obtained prior to the Merger Effective Time) and are unconditional, and in full force and effect, and notices which have been given on a timely basis; or

(iii)	those which, if not obtained or made, would not prevent or delay the consummation of the Business Combination or otherwise prevent sBetOne from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on sBetOne.

(b)	sBetOne has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to the sBetOne Merger Resolution.

(c)	This Agreement has been duly executed and delivered by sBetOne and constitutes a legal, valid, and binding obligation, enforceable against sBetOne in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the constating documents of sBetOne;

(ii)	conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which sBetOne is a party or as to which any of its property is subject which in any such case would have a Material Adverse Effect on sBetOne;

(iii)	constitute a violation of any Law applicable or relating to sBetOne or its business except for such violations which would not have a Material Adverse Effect on sBetOne; or

(iv)	result in the creation of any lien upon any of the assets of sBetOne other than such liens as would not have a Material Adverse Effect on sBetOne.

(e)	Other than pursuant to this Agreement, neither sBetOne nor any Affiliate or Associate of sBetOne nor, to the knowledge of sBetOne, any director or officer of sBetOne beneficially owns or has the right to acquire a beneficial interest in any VON Acquisition Shares.

2.4	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law or, any Governmental investigations pending or, to the knowledge of sBetOne, threatened:

(i)	against or affecting sBetOne or with respect to or affecting any asset or property owned, leased or used by sBetOne; or

(ii)	which question or challenge the validity of this Agreement, or the Business Combination or any action taken or to be taken pursuant to this Agreement, or the Business Combination;

except for actions, suits, claims or proceedings which would not, in the aggregate, have a Material Adverse Effect on sBetOne nor is sBetOne aware of any basis for any such action, suit, claim, proceeding or investigation.

(b)	sBetOne has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to its business or operations, except for non-compliance, defaults and violations which would not, in the aggregate, have a Material Adverse Effect on sBetOne.

(c)	Neither sBetOne, nor any asset of sBetOne is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on sBetOne or which is reasonably likely to prevent sBetOne from performing its obligations under this Agreement.

(d)	sBetOne has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with its business and operations, except where the failure to do so has not had and would not have a Material Adverse Effect on sBetOne.

2.5	Financial Statements

(a)	The unaudited financial statements (including, in each case, any notes thereto) of sBetOne for the year ended December 31, 2020 (the “sBetOne Financial Statements”) were prepared in accordance with IFRS, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated assets, liabilities and financial condition of sBetOne as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of sBetOne for the periods then ended.

(b)	Other than as contemplated herein or disclosed in the sBetOne Financial Statements or in employment agreements entered into in the ordinary course, there are no contracts with sBetOne, on the one hand, and: (i) any officer or director of sBetOne; (ii) any holder of 5% or more of the equity securities of sBetOne; or (iii) an Associate or Affiliate of a person in (i) or (ii), on the other hand.

2.6	Absence of Undisclosed Liabilities

Other than liabilities pursuant to the terms of this Agreement, sBetOne has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except:

(a)	as disclosed in the sBetOne Financial Statements; or

(b)	as incurred in the ordinary course of business in a manner consistent with past practice and which, whether individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on sBetOne.

2.7	No Shareholder Rights Plan

Other than the 2019 Omnibus Incentive Plan of sBetOne, sBetOne is not a party to any shareholder rights plan or any other form of plan, agreement, contract or instrument that shall trigger any rights to acquire shares of sBetOne Common Stock or other securities of sBetOne or rights, entitlements or privileges in favour of any Person upon the entering into of this Agreement.

2.8	Taxes

sBetOne has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the sBetOne Financial Statements. The sBetOne Financial Statements reflect a reserve in accordance with IFRS for all Taxes payable by sBetOne for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against sBetOne, there are no actions, suits, proceedings, investigations or claims pending or threatened against sBetOne in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on sBetOne, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. sBetOne has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of sBetOne except liens for Taxes not yet due.

2.9	Indebtedness

As at the date of this Agreement, no indebtedness was owing or guaranteed by sBetOne, other than the sBetOne Convertible Notes.

2.10	Capitalization

(a)	As at the date hereof, the total number of shares of stock which sBetOne is authorized to issue is 36,000,000 shares of sBetOne Common Stock, having a par value of US$0.0001. As of immediately prior to the Closing, there shall be 34,849,018 shares of sBetOne Common Stock issued and outstanding. All issued and outstanding sBetOne Common Stock have been and as of the Closing, shall be, duly authorized, validly issued, fully paid and non-assessable, free of pre-emptive rights.

(b)	As of the Closing, there shall be no authorized, outstanding or existing:

(i)	voting trusts or other agreements or understandings with respect to the voting of any sBetOne Common Stock to which any sBetOne is a party;

(ii)	securities issued by sBetOne that are convertible into or exchangeable for any sBetOne Common Stock;

(iii)	agreements, options, warrants, or other rights capable of becoming agreements, options or warrants to purchase or subscribe for any sBetOne Common Stock or securities convertible into or exchangeable or exercisable for any such common shares, in each case granted, extended or entered into by sBetOne;

(iv)	agreements of any kind to which sBetOne is party relating to the issuance or sale of any sBetOne Common Stock, or any securities convertible into or exchangeable or exercisable for any sBetOne Common Stock or requiring sBetOne to qualify securities of sBetOne for distribution by prospectus under Canadian Securities Laws; or

(v)	agreements of any kind which may obligate sBetOne to issue or purchase any of its securities.

2.11	Title to Assets

sBetOne is the sole legal and beneficial owner of its assets with good and valid title, free and clear of all Encumbrances, and are exclusively entitled to possess and dispose of same. There has been no assignment, subletting or granting of any licence (or occupation or otherwise) or in respect of any of the assets of sBetOne or any granting of any agreement or right capable of becoming an agreement or option for the purchase of any of the assets of sBetOne.

2.12	Intellectual Property

sBetOne has good and valid title to, or possess the right to use, all of the Intellectual Property, free and clear of any Encumbrances, necessary for the current operation, conduct and maintenance of the business of sBetOne as such business is currently operated, conducted or maintained. None of the Intellectual Property has been licensed to a third party.

2.13	Real Property

sBetOne does not currently own or lease, nor has it at any time owned or leased, any real property.

2.14	Employment Matters

sBetOne does not currently employ or retain, and has not at any time employed or retained, any employees or consultants. There are no severance, compensation, change of control, employment, retention or other Contracts or benefit plans with current or former directors, officers, employees, contractors or consultants providing for cash or other compensation, benefits or acceleration of benefits as a result of the consummation of the Business Combination.

2.15	Brokers

Neither sBetOne nor to the knowledge of sBetOne any of its Associates, Affiliates or Advisors have retained any broker or finder in connection with the transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

Article 3
REPRESENTATIONS AND WARRANTIES OF BISMARK

Bismark represents and warrants to and in favour of VON Acquisition, sBetOne and Limitless and acknowledges that VON Acquisition, sBetOne and Limitless are relying on such representations and warranties in connection with this Agreement and the transactions contemplated herein:

3.1	Organization and Good Standing

(a)	Bismark is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Bismark. There are no subsidiaries of Bismark.

(b)	Bismark has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

3.2	Registration

Neither the nature of the business nor the location or character of the assets owned or leased by Bismark requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than jurisdictions where such entities are duly registered, licensed or otherwise qualified for such purpose and other than jurisdictions where the failure to be so registered, licensed or otherwise qualified does not have a Material Adverse Effect upon VON Acquisition.

3.3	Consents, Authorizations, and Binding Effect

(a)	Bismark may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	consents, approvals, authorizations and waivers which have been obtained (or will be obtained prior to the Effective Date) and are unconditional, and in full force and effect, and notices which have been given on a timely basis;

(ii)	the written consent and waiver of the Bismark Shareholders holding at least 51% of the outstanding Bismark Shares with respect to the Business Combination and the Share Exchange Agreement;

(iii)	the written consent and waiver of each of Enterprise Ireland and Dogpatch Labs with respect to the Business Combination and the Share Exchange Agreement; and

(iv)	those which, if not obtained or made, would not prevent or delay the consummation of the Amalgamation or otherwise prevent Bismark from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Bismark.

(b)	Bismark has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to complete the Share Exchange.

(c)	The board of directors of Bismark has approved the Business Combination and the execution, delivery and performance of this Agreement.

(d)	This Agreement has been duly executed and delivered by Bismark and constitutes a legal, valid, and binding obligation of Bismark, enforceable against it in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(e)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the constating documents of Bismark;

(ii)	conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which Bismark is a party or as to which any of its property is subject which in any such case would have a Material Adverse Effect on Bismark;

(iii)	constitute a violation of any Law applicable or relating to Bismark or its business except for such violations which would not have a Material Adverse Effect on Bismark; or

(iv)	result in the creation of any lien upon any of the assets of Bismark other than such liens as would not have a Material Adverse Effect on Bismark.

3.4	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law or, any Governmental investigations pending or, to the knowledge of Bismark, threatened:

(i)	against or affecting Bismark or with respect to or affecting any asset or property owned, leased or used by Bismark; or

(ii)	which question or challenge the validity of this Agreement, or the Business Combination or any action taken or to be taken pursuant to this Agreement, or the Business Combination;

except for actions, suits, claims or proceedings which would not, in the aggregate, have a Material Adverse Effect on Bismark nor is Bismark aware of any basis for any such action, suit, claim, proceeding or investigation.

(b)	Bismark has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to its business or operations, except for non-compliance, defaults and violations which would not, in the aggregate, have a Material Adverse Effect on Bismark.

(c)	Neither Bismark, nor any asset of Bismark is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on Bismark or which is reasonably likely to prevent Bismark from performing its obligations under this Agreement.

(d)	Bismark has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with its business and operations, except where the failure to do so has not had and would not have a Material Adverse Effect on Bismark.

3.5	Financial Statements

(a)	The draft financial statements (including, in each case, any notes thereto) of Bismark for the year ended December 31, 2020 (the “Bismark Financial Statements”) were prepared in accordance with IFRS, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated assets, liabilities and financial condition of the Bismark as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of Bismark for the periods then ended.

(b)	Other than as contemplated herein or disclosed in the Bismark Financial Statements or in employment agreements entered into in the ordinary course, there are no contracts with Bismark, on the one hand, and: (i) any officer or director of Bismark; (ii) any holder of 5% or more of the equity securities of Bismark; or (iii) an Associate or Affiliate of a person in (i) or (ii), on the other hand.

3.6	Absence of Undisclosed Liabilities

Other than liabilities pursuant to the terms of this Agreement, Bismark has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except:

(a)	as disclosed in the Bismark Financial Statements; or

(b)	as incurred in the ordinary course of business in a manner consistent with past practice and which, whether individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on Bismark.

3.7	No Shareholder Rights Plan

Except for the Enterprise Ireland Shareholder Agreement, Bismark is not a party to any shareholder rights plan or any other form of plan, agreement, contract or instrument that shall trigger any rights to acquire Bismark Shares or other securities of Bismark or rights, entitlements or privileges in favour of any Person upon the entering into of this Agreement.

3.8	Taxes

Bismark has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the most recently published the Bismark Financial Statements. The Bismark Financial Statements reflect a reserve in accordance with IFRS for all Taxes payable by Bismark for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Bismark, there are no actions, suits, proceedings, investigations or claims pending or threatened against Bismark in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on Bismark, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. Bismark has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of Bismark except liens for Taxes not yet due.

3.9	Indebtedness

As at the date of this Agreement, no indebtedness was owing or guaranteed by Bismark, other than the liabilities disclosed in writing to VON Acquisition.

3.10	Capitalization

(a)	As at the date hereof, the authorized capital of Bismark consists of €1,000,000 divided into 985,000 Bismark Shares and 15,000 Bismark Convertible Shares of which 6,343 Bismark Shares and 15,000 Bismark Convertible Shares have been issued.

(b)	All issued and outstanding shares in the capital of Bismark have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

(c)	Except for the Bismark Convertible Shares, there are no authorized, outstanding or existing:

(i)	voting trusts or other agreements or understandings with respect to the voting of any Bismark Shares to which any Bismark is a party;

(ii)	securities issued by Bismark that are convertible into or exchangeable for any Bismark Shares;

(iii)	agreements, options, warrants, or other rights capable of becoming agreements, options or warrants to purchase or subscribe for any Bismark Shares or securities convertible into or exchangeable or exercisable for any such common shares, in each case granted, extended or entered into by Bismark;

(iv)	agreements of any kind to which Bismark is party relating to the issuance or sale of any Bismark Shares, or any securities convertible into or exchangeable or exercisable for any Bismark Shares or requiring Bismark to qualify securities of Bismark for distribution by prospectus under Canadian Securities Laws; or

(v)	agreements of any kind which may obligate Bismark to issue or purchase any of its securities.

3.11	Title to Assets

Bismark is the sole legal and beneficial owner of its assets with good and valid title, free and clear of all Encumbrances, and are exclusively entitled to possess and dispose of same. There has been no assignment, subletting or granting of any licence (or occupation or otherwise) or in respect of any of the assets of Bismark or any granting of any agreement or right capable of becoming an agreement or option for the purchase of any of the assets of Bismark.

3.12	Intellectual Property

Bismark has good and valid title to, or possess the right to use, all of the Intellectual Property, free and clear of any Encumbrances, necessary for the current operation, conduct and maintenance of the business of Bismark as such business is currently operated, conducted or maintained. None of the Intellectual Property has been licensed to a third party.

3.13	Real Property

Bismark does not currently own or lease, nor has it at any time owned or leased, any real property.

3.14	Employment Matters

Other than Eoghan O’ Sullivan, Bismark does not currently employ or retain, and has not at any time employed or retained, any employees or consultants. There are no severance, compensation, change of control, employment, retention or other Contracts or benefit plans with current or former directors, officers, employees, contractors or consultants providing for cash or other compensation, benefits or acceleration of benefits as a result of the consummation of the Business Combination.

3.15	Brokers

Neither Bismark nor to the knowledge of Bismark any of its Associates, Affiliates or Advisors have retained any broker or finder in connection with the transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

Article 4
REPRESENTATIONS AND WARRANTIES OF LIMITLESS

Limitless represents and warrants to and in favour of VON Acquisition, sBetOne, Bismark, Alberta Subco and sBetOne and acknowledges that VON Acquisition, sBetOne, Bismark, Alberta Subco and sBetOne are relying on such representations and warranties in connection with this Agreement and the transactions contemplated herein:

4.1	Organization and Good Standing

(a)	Limitless is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Limitless. There are no subsidiaries of Limitless.

(b)	Limitless has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

4.2	Consents, Authorizations, and Binding Effect

(a)	Limitless may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	consents, approvals, authorizations and waivers which have been obtained (or will be obtained prior to the Effective Date) and are unconditional, and in full force and effect, and notices which have been given on a timely basis;

(ii)	the requisite approval of the Limitless Shareholders of the Limitless Amalgamation Resolution; or

(iii)	those which, if not obtained or made, would not prevent or delay the consummation of the Amalgamation or otherwise prevent Limitless from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Limitless.

(b)	Limitless has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to complete the Amalgamation, subject to the approval of the Limitless Amalgamation Resolution by the Limitless Shareholders.

(c)	The board of directors of Limitless has: (i) approved the Business Combination and the execution, delivery and performance of this Agreement and (ii) directed that the Limitless Amalgamation Resolution be submitted to the Limitless Shareholders.

(d)	This Agreement has been duly executed and delivered by Limitless and constitutes a legal, valid, and binding obligation of Limitless, enforceable against it in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(e)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the notice of the constating documents of Limitless;

(ii)	conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which Limitless is a party or as to which any of its property is subject which in any such case would have a Material Adverse Effect on Limitless;

(iii)	constitute a violation of any Law applicable or relating to Limitless or its business except for such violations which would not have a Material Adverse Effect on Limitless; or

(iv)	result in the creation of any lien upon any of the assets of Limitless other than such liens as would not have a Material Adverse Effect on Limitless.

4.3	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law or, any Governmental investigations pending or, to the knowledge of Limitless, threatened:

(i)	against or affecting Limitless or with respect to or affecting any asset or property owned, leased or used by Limitless; or

(ii)	which question or challenge the validity of this Agreement, or the Business Combination or any action taken or to be taken pursuant to this Agreement, or the Business Combination;

except for actions, suits, claims or proceedings which would not, in the aggregate, have a Material Adverse Effect on Limitless nor is Limitless aware of any basis for any such action, suit, claim, proceeding or investigation.

(b)	Other than in respect of laws of the United States Federal government relating to cannabis and its derivatives, Limitless has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to its business or operations, except for non-compliance, defaults and violations which would not, in the aggregate, have a Material Adverse Effect on Limitless.

(c)	Neither Limitless, nor any asset of Limitless is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on Limitless or which is reasonably likely to prevent Limitless from performing its obligations under this Agreement.

(d)	Limitless has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with its business and operations, except where the failure to do so has not had and would not have a Material Adverse Effect on Limitless.

4.4	Financial Statements

(a)	The unaudited financial statements (including, in each case, any notes thereto) of Limitless for the year ended December 31, 2020 (the “Limitless Financial Statements”) were prepared in accordance with IFRS, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated assets, liabilities and financial condition of the Limitless as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of Limitless for the periods then ended.

(b)	Other than as contemplated herein or disclosed in the Limitless Financial Statements or in employment agreements entered into in the ordinary course, there are no contracts with Limitless, on the one hand, and: (i) any officer or director of Limitless; (ii) any holder of 5% or more of the equity securities of Limitless; or (iii) an Associate or Affiliate of a person in (i) or (ii), on the other hand.

4.5	Absence of Undisclosed Liabilities

Other than liabilities pursuant to the terms of this Agreement, Bismark has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except:

(a)	as disclosed in the Limitless Financial Statements; or

(b)	as incurred in the ordinary course of business in a manner consistent with past practice and which, whether individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on Limitless.

4.6	No Shareholder Rights Plan

Limitless is not a party to any shareholder rights plan or any other form of plan, agreement, contract or instrument that shall trigger any rights to acquire Limitless Shares or other securities of Limitless or rights, entitlements or privileges in favour of any Person upon the entering into of this Agreement.

4.7	Taxes

Limitless has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the Limitless Financial Statements. The Limitless Financial Statements reflect a reserve in accordance with IFRS for all Taxes payable by Limitless for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Limitless, there are no actions, suits, proceedings, investigations or claims pending or threatened against Limitless in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on Limitless, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. Limitless has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of Limitless except liens for Taxes not yet due.

4.8	Indebtedness

As at the date of this Agreement, no indebtedness was owing or guaranteed by Limitless.

4.9	Capitalization

(a)	As at the date hereof, the authorized capital of Limitless consists of an unlimited number of Limitless Shares without par value, of which 7,585,087 Limitless Shares are issued and outstanding.

(b)	All issued and outstanding shares in the capital of Limitless have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

(c)	There are no authorized, outstanding or existing:

(i)	voting trusts or other agreements or understandings with respect to the voting of any Limitless Shares to which any Limitless is a party;

(ii)	securities issued by Limitless that are convertible into or exchangeable for any Limitless Shares;

(iii)	agreements, options, warrants, or other rights capable of becoming agreements, options or warrants to purchase or subscribe for any Limitless Shares or securities convertible into or exchangeable or exercisable for any such common shares, in each case granted, extended or entered into by Limitless;

(iv)	agreements of any kind to which Limitless is party relating to the issuance or sale of any Limitless Shares, or any securities convertible into or exchangeable or exercisable for any Limitless Shares or requiring Limitless to qualify securities of Limitless for distribution by prospectus under Canadian Securities Laws; or

(v)	agreements of any kind which may obligate Limitless to issue or purchase any of its securities.

4.10	Real Property

Limitless does not currently own or lease, nor has it at any time owned or leased, any real property.

4.11	Employment Matters

Limitless does not currently employ or retain, and has not at any time employed or retained, any employees or consultants. There are no severance, compensation, change of control, employment, retention or other Contracts or benefit plans with current or former directors, officers, employees, contractors or consultants providing for cash or other compensation, benefits or acceleration of benefits as a result of the consummation of the Business Combination.

4.12	Brokers

Neither Limitless nor to the knowledge of Limitless any of its Associates, Affiliates or Advisors have retained any broker or finder in connection with the transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

Article 5
REPRESENTATIONS AND WARRANTIES OF VON ACQUISITION, ALBERTA SUBCO
AND US SUBCO

Each of VON Acquisition, Alberta Subco and US Subco hereby represents and warrants to sBetOne, Bismark and Limitless as follows and acknowledges that each of sBetOne, Bismark and Limitless is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein:

5.1	Organization and Good Standing

(a)	Each VON Acquisition Group Member is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization and is qualified to transact business and is in good standing as a foreign corporation or company in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on VON Acquisition or on any such company. Except for Alberta Subco and US Subco, there are no other subsidiaries of VON Acquisition.

(b)	Each VON Acquisition Group Member has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

5.2	Consents, Authorizations, and Binding Effect

(a)	Each of VON Acquisition, Alberta Subco and US Subco has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, subject to the written consent of VON Acquisition approving the Alberta Subco Amalgamation Resolution, and the written consent of VON Acquisition approving the US Subco Merger Resolution.

(b)	Each of VON Acquisition and Alberta Subco has full corporate power and authority to execute and deliver the Amalgamation Agreement and to perform its respective obligations thereunder, subject to the Alberta Subco Amalgamation Resolution.

(c)	Each of VON Acquisition and US Subco has full corporate power and authority to execute and deliver the US Merger Agreement and to perform its respective obligations thereunder, subject to the US Subco Merger Resolution.

(d)	The board of directors of VON Acquisition have unanimously: (i) approved the Business Combination and the execution, delivery and performance of this Agreement by VON Acquisition; (ii) approved the execution and delivery of the Alberta Subco Amalgamation Resolution by VON Acquisition, and (iii) approved the execution and delivery of the US Subco Merger Resolution by VON Acquisition.

(e)	The board of directors of US Subco have unanimously: (i) approved the Business Combination and the execution, delivery and performance of this Agreement by US Subco; (ii) approved the US Merger and the execution, delivery and performance of the US Merger Agreement by US Subco; and (iii) directed that the US Subco Merger Resolution be submitted to VON Acquisition as sole holder of the stock of US Subco, and unanimously recommended approval thereof.

(f)	The board of directors of Alberta Subco have unanimously: (i) approved the Business Combination and the execution, delivery and performance of this Agreement by Alberta Subco; (ii) approved the Amalgamation and the execution, delivery and performance of the Amalgamation Agreement by Alberta Subco; and (iii) directed that the Alberta Subco Amalgamation Resolution be submitted to VON Acquisition as sole shareholder of Alberta Subco, and unanimously recommended approval thereof.

(g)	This Agreement has been duly executed and delivered by each of VON Acquisition, Alberta Subco and US Subco and constitutes a legal, valid, and binding obligation of each of VON Acquisition, Alberta Subco and US Subco enforceable against each of them in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)	that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought.

(h)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the constating documents of VON Acquisition, Alberta Subco or US Subco;

(ii)	conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under, or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which any VON Acquisition Group Member is a party or as to which any of their property is subject which would in any such case have a Material Adverse Effect on the VON Acquisition Group;

(iii)	constitute a violation of any Law applicable or relating to any VON Acquisition Group Member or their respective businesses except for such violations which would not have a Material Adverse Effect on any VON Acquisition Group Member; or

(iv)	result in the creation of any lien upon any of the assets of any VON Acquisition Group Member, other than such liens as would not have a Material Adverse Effect on the VON Acquisition Group.

(i)	No VON Acquisition Group Member or any Affiliate or Associate of any VON Acquisition Group Member, nor to the knowledge of VON Acquisition, any director or officer of any VON Acquisition Group Member, beneficially owns or has the right to acquire a beneficial interest in any Limitless Shares.

5.3	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law, or any Governmental investigations pending or, to the knowledge of VON Acquisition, threatened:

(i)	against or affecting any VON Acquisition Group Member or with respect to or affecting any asset or property owned, leased or used by any VON Acquisition Group Member; or

(ii)	which question or challenge the validity of this Agreement or the Amalgamation or any action taken or to be taken pursuant to this Agreement or the Amalgamation;

nor is VON Acquisition aware of any basis for any such action, suit, claim, proceeding or investigation.

(b)	Each VON Acquisition Group Member has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the VON Acquisition Group, except for non-compliance, defaults, and violations which would not, in the aggregate, have a Material Adverse Effect on the VON Acquisition Group.

(c)	No VON Acquisition Group Member, and no asset of any VON Acquisition Group Member, is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on the VON Acquisition Group or which is reasonably likely to prevent VON Acquisition, Alberta Subco or US Subco from performing its respective obligations under this Agreement.

(d)	Each VON Acquisition Group Member has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with the business and operations of the VON Acquisition Group, except where the failure to do so has not had and will not have a Material Adverse Effect on the VON Acquisition Group.

5.4	Financial Statements

(a)	The draft financial statements (including, in each case, any notes thereto) of VON Acquisition for the year ended December 31, 2020 (the “VON Acquisition Financial Statements”) were prepared in accordance with IFRS, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated assets, liabilities and financial condition of the Limitless as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of VON Acquisition for the periods then ended.

(b)	Other than as contemplated herein or disclosed in the VON Acquisition Financial Statements or in employment agreements entered into in the ordinary course, there are no contracts with VON Acquisition, on the one hand, and: (i) any officer or director of VON Acquisition; (ii) any holder of 5% or more of the equity securities of VON Acquisition; or (iii) an Associate or Affiliate of a person in (i) or (ii), on the other hand.

5.5	Absence of Undisclosed Liabilities

Other than liabilities pursuant to the terms of this Agreement, VON Acquisition has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except:

(a)	as disclosed in the VON Acquisition Financial Statements; or

(b)	as incurred in the ordinary course of business in a manner consistent with past practice and which, whether individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on VON Acquisition.

5.6	Taxes

Each VON Acquisition Group Member has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the VON Acquisition Financial Statements. The VON Acquisition Financial Statements reflect a reserve in accordance with IFRS for all Taxes payable by the VON Acquisition Group Members for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against any VON Acquisition Group Member, there are no actions, suits, proceedings, investigations or claims pending or threatened against any VON Acquisition Group Member in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on the VON Acquisition Group, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. Each VON Acquisition Group Member has withheld from each payment made to any of their past or present employees, officers or directors, and to any non-resident of Canada, the amount of all Taxes required to be withheld therefrom and have paid the same to the proper tax or receiving officers within the time required under applicable Law. Each VON Acquisition Group Member has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of the VON Acquisition Group except liens for Taxes not yet due. US Subco, at all time since its incorporation through the Merger Effective Time, will be a disregarded entity for United States income tax purposes.

5.7	Subsidiaries

(a)	All of the outstanding shares in the capital of Alberta Subco are owned of record and beneficially by VON Acquisition free and clear of all liens. All of the outstanding stock in the capital of US Subco is owned of record and beneficially by VON Acquisition free and clear of all liens. VON Acquisition does not own, directly or indirectly, any equity interest of or in any entity or enterprise organized under the Laws of any domestic or foreign jurisdiction other than Alberta Subco and US Subco.

(b)	All outstanding shares in the capital of, or other equity interests in, VON Acquisition have been duly authorized and are validly issued, fully paid and non-assessable.

5.8	Capitalization

(a)	As at the date hereof, the authorized capital of VON Acquisition consists of an unlimited number of VON Acquisition Shares without nominal or par value, of which 44,407,869 VON Acquisition Shares are issued and outstanding.

(b)	All issued and outstanding shares in the capital of VON Acquisition have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

(c)	There are no authorized, outstanding or existing:

(i)	voting trusts or other agreements or understandings with respect to the voting of any VON Acquisition Shares to which any VON Acquisition Group Member is a party;

(ii)	securities issued by any VON Acquisition Group Member that are convertible into or exchangeable for any VON Acquisition Shares;

(iii)	agreements, options, warrants, or other rights capable of becoming agreements, options or warrants to purchase or subscribe for any VON Acquisition Shares or securities convertible into or exchangeable or exercisable for any such common shares, in each case granted, extended or entered into by any VON Acquisition Group Member;

(iv)	agreements of any kind to which any VON Acquisition Group Member is party relating to the issuance or sale of any VON Acquisition Shares, or any securities convertible into or exchangeable or exercisable for any VON Acquisition Shares or requiring VON Acquisition to qualify securities of any VON Acquisition Group Member for distribution by prospectus under Canadian Securities Laws; or

(v)	agreements of any kind which may obligate VON Acquisition to issue or purchase any of its securities.

5.9	Indebtedness

As at the date of this Agreement, no indebtedness was owing or guaranteed by any VON Acquisition Group Member.

5.10	Real Property

VON Acquisition does not currently own or lease, nor has it at any time owned or leased, any real property.

5.11	Employment Matters

VON Acquisition does not currently employ or retain, and has not at any time employed or retained, any employees or consultants.

5.12	Brokers

No VON Acquisition Group Member or, to the knowledge of VON Acquisition, any of its respective Associates, Affiliates or Advisers, have retained any broker or finder in connection with the transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

Article 6
CONDITIONS TO OBLIGATIONS OF VON ACQUISITION, ALBERTA SUBCO OR US SUBCO

6.1	Conditions Precedent to Completion of the Business Combination

The obligation of each of VON Acquisition, Alberta Subco or US Subco to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by VON Acquisition, Alberta Subco or US Subco:

(a)	The representations and warranties of sBetOne set forth in Article 2, of Bismark set forth in Article 3 and of Limitless set forth in Article 4 qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which, if qualified as to materiality shall be true and correct, or otherwise shall be true and correct in all material respects, as of such date.

(b)	Each of sBetOne, Bismark and Limitless shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Date.

(c)	There shall not have occurred any Material Adverse Change in sBetOne, in Bismark or in Limitless since the date of this Agreement.

(d)	The Limitless Shareholders shall have approved the Limitless Amalgamation Resolution.

(e)	The stockholders of sBetOne shall have approved the sBetOne Merger Resolution.

(f)	The executed written consent and waiver of the Bismark Shareholders holding at least 51% of the outstanding Bismark Shares with respect to the Business Combination and the Share Exchange Agreement.

(g)	The executed written consent and waiver from each of Dogpatch Labs and Enterprise Ireland with respect to the Business Combination, the Share Exchange and the Share Exchange Agreement.

(h)	An executed counterpart to the Enterprise Ireland Share Purchase Agreement from Enterprise Ireland.

(i)	Executed counterparts to the Share Exchange Agreement from Bismark and the Bismark Shareholders.

(j)	The termination of the Enterprise Ireland Shareholder Agreement.

(k)	VON Acquisition shall be satisfied that: (i) all sBetOne Options and the sBetOne Convertible Notes have either been settled as set forth in this Agreement or terminated; and (ii) there are no other outstanding claims or rights or securities which could become claims or rights to shares of sBetOne Common Stock.

(l)	VON Acquisition shall be satisfied that: (i) all Bismark Convertible Shares have either been settled as set forth in this Agreement or terminated; and (ii) there are no other outstanding claims or rights or securities which could become claims or rights to Bismark Shares.

(m)	Delivery of all other agreements, documents, instruments or certificates by sBetOne, Bismark or Limitless that are reasonably necessary to consummate the transactions contemplated under this Agreement.

Article 7
CONDITIONS TO OBLIGATIONS OF SBETONE

7.1	Conditions Precedent to Completion of the Business Combination

The obligation of sBetOne to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by sBetOne:

(a)	The representations and warranties of Bismark set forth in Article 3, of Limitless set forth in Article 4 and of VON Acquisition, Alberta Subco or US Subco set forth in Article 5 qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects as of the date hereof and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which, if qualified as to materiality shall be true and correct, or otherwise shall be true and correct in all material respects, as of such date.

(b)	Each of VON Acquisition, Alberta Subco or US Subco, Bismark and Limitless shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Date.

(c)	There shall not have occurred any Material Adverse Change of Limitless, Bismark, VON Acquisition or the VON Acquisition Group since the date of this Agreement.

(d)	The Limitless Shareholder shall have approved the Limitless Amalgamation Resolution.

(e)	The stockholders of sBetOne shall have approved the sBetOne Merger Resolution.

(f)	The executed written consent and waiver of the Bismark Shareholders holding at least 51% of the outstanding Bismark Shares with respect to the Business Combination and the Share Exchange.

(g)	The executed written consent and waiver from each of Dogpatch Labs and Enterprise Ireland with respect to the Business Combination and the Share Exchange.

(h)	The Name Change shall be effective.

(i)	All of the current directors and officers of VON Acquisition, Alberta Subco, and US Subco, shall have resigned without payment by or any Liability to VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, and each such director and officer shall have executed and delivered a release in favour of VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, in a form acceptable to VON Acquisition, sBetOne and Bismark, each acting reasonably.

(j)	Delivery of all other agreements, documents, instruments or certificates by Von Acquisition, Alberta Subco, US Subco, Bismark or Limitless that are reasonably necessary to consummate the transactions contemplated under this Agreement.

Article 8
CONDITIONS TO OBLIGATIONS BISMARK

8.1	Conditions Precedent to Completion of the Business Combination

The obligation of Bismark to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by Bismark:

(a)	The representations and warranties of sBetOne set forth in Article 2, of Limitless set forth in Article 4 and of VON Acquisition, Alberta Subco or US Subco set forth in Article 5 qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which, if qualified as to materiality shall be true and correct, or otherwise shall be true and correct in all material respects, as of such date.

(b)	Each of sBetOne, Limitless and VON Acquisition, Alberta Subco or US Subco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Date.

(c)	There shall not have occurred any Material Adverse Change in sBetOne, Limitless or in VON Acquisition or the VON Acquisition Group since the date of this Agreement.

(d)	The issuance of the VON Acquisition Debenture to Enterprise Ireland in exchange to the cancellation of the Bismark Convertible Shares.

(e)	The Limitless Shareholder shall have approved the Limitless Amalgamation Resolution.

(f)	The stockholders of sBetOne shall have approved the sBetOne Merger Resolution.

(g)	The executed written consent and waiver of the Bismark Shareholders holding at least 51% of the outstanding Bismark Shares with respect to the Business Combination and the Share Exchange.

(h)	The executed written consent and waiver from each of Dogpatch Labs and Enterprise Ireland with respect to the Business Combination and the Share Exchange.

(i)	The Name Change shall be effective.

(j)	All of the current directors and officers of VON Acquisition, Alberta Subco, and US Subco, shall have resigned without payment by or any Liability to VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, and each such director and officer shall have executed and delivered a release in favour of VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, in a form acceptable to VON Acquisition, sBetOne and Bismark, each acting reasonably.

(k)	Delivery of all other agreements, documents, instruments or certificates by Von Acquisition, Alberta Subco, US Subco, sBetOne or Limitless that are reasonably necessary to consummate the transactions contemplated under this Agreement.

Article 9
CONDITIONS TO OBLIGATIONS LIMITLESS

9.1	Conditions Precedent to Completion of the Business Combination

The obligation of Limitless to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by Limitless:

(a)	The representations and warranties of sBetOne set forth in Article 2, of Bismark set forth in Article 3and of VON Acquisition, Alberta Subco or US Subco set forth in Article 5 qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which, if qualified as to materiality shall be true and correct, or otherwise shall be true and correct in all material respects, as of such date.

(b)	Each of sBetOne, Bismark and VON Acquisition, Alberta Subco or US Subco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Date.

(c)	There shall not have occurred any Material Adverse Change in sBetOne, Bismark or in VON Acquisition or the VON Acquisition Group since the date of this Agreement.

(d)	The Limitless Shareholder shall have approved the Limitless Amalgamation Resolution.

(e)	The stockholders of sBetOne shall have approved the sBetOne Merger Resolution.

(f)	The executed written consent and waiver of the Bismark Shareholders holding at least 51% of the outstanding Bismark Shares with respect to the Business Combination and the Share Exchange.

(g)	The executed written consent and waiver from each of Dogpatch Labs and Enterprise Ireland with respect to the Business Combination and the Share Exchange.

(h)	The Name Change shall be effective.

(i)	All of the current directors and officers of VON Acquisition, Alberta Subco, and US Subco, shall have resigned without payment by or any Liability to VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, and each such director and officer shall have executed and delivered a release in favour of VON Acquisition, sBetOne, Bismark, Limitless, US Subco, Alberta Subco or Amalco, in a form acceptable to VON Acquisition, sBetOne and Bismark, each acting reasonably.

(j)	Delivery of all other agreements, documents, instruments or certificates by Von Acquisition, Alberta Subco, US Subco, sBetOne or Bismark that are reasonably necessary to consummate the transactions contemplated under this Agreement.

Article 10
MUTUAL CONDITIONS PRECEDENT

10.1	Mutual Conditions Precedent

The obligations of VON Acquisition, Alberta Subco, US Subco, sBetOne and Limitless to complete the Business Combination are subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived only with the consent in writing of sBetOne, Bismark, Limitless and VON Acquisition:

(a)	all consents, waivers, permits, exemptions, orders, consents and approvals required to permit the completion of the Business Combination, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on sBetOne, Bismark, Limitless or VON Acquisition or materially impede the completion of the Business Combination, shall have been obtained;

(b)	no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Business Combination shall have been issued by any federal, state, or provincial court (whether domestic or foreign) having jurisdiction and remain in effect;

(c)	on the Effective Date, no cease trade order or similar restraining order of any other provincial securities administrator relating to the VON Acquisition Shares, the shares of sBetOne Common Stock, the Bismark Shares, the Limitless Shares, the Alberta Subco Shares, the US Subco Shares, or the Amalco Shares shall be in effect;

(d)	there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, before any court or Governmental Authority, agency or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Business Combination or any of the other transactions contemplated by this Agreement; and

(e)	this Agreement shall not have been terminated in accordance with its terms.

Article 11
CLOSING

11.1	Closing

The Closing shall take place at the offices of VON Acquisition’s counsel, DLA Piper (Canada) LLP at 11:00 a.m. (Vancouver time) on the Effective Date or on such other date as sBetOne, Bismark, Limitless and VON Acquisition may agree.

11.2	Termination of this Agreement

This Agreement may be terminated at any time prior to the Effective Time and the Merger Effective Time, whether before or after approval of the Alberta Subco Amalgamation Resolution by VON Acquisition or the US Subco Merger Resolution by VON Acquisition or any other matters presented in connection with the Business Combination:

(a)	by mutual written consent of the Parties;

(b)	by VON Acquisition or sBetOne if there has been a breach of any of the representations, warranties, covenants and agreements on the part of the other Party (the “Breaching Party”) set forth in this Agreement, which breach has or is likely to result in the failure of the conditions set forth in Section 6.1, 7.1, 8.1, 9.1 or 10.1, as the case may, to be satisfied and in each case has not been cured within 10 Business Days following receipt by the Breaching Party of written notice of such breach from the non-breaching Party (the ”Non-Breaching Party”); or

(c)	by any Party if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Business Combination shall have become final and non-appealable.

11.3	Survival of Representations and Warranties; Limitation

The representations and warranties set forth in herein shall expire and be terminated on the earlier of the Effective Date or the termination of this Agreement.

Article 12
MISCELLANEOUS

12.1	Further Actions

From time to time, as and when requested by any Party, the other Parties shall execute and deliver, and use all commercially reasonable efforts to cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably requested in order to:

(a)	carry out the intent and purposes of this Agreement;

(b)	effect the Amalgamation or the US Merger (or to evidence the foregoing); and

(c)	consummate and give effect to the other transactions, covenants and agreements contemplated by this Agreement.

12.2	Entire Agreement

This Agreement, which includes the Schedules hereto and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the Parties with respect to matters dealt within herein and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto, including the Letter of Intent.

12.3	Descriptive Headings

The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

12.4	Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by electronic mail, nationally recognized overnight courier, or registered or certified mail, postage prepaid, addressed as follows:

(a)	If to VON Acquisition, US Subco or Alberta Subco:

VON Acquisition Inc.

666 Burrard Street, Suite 2800

Vancouver, British Columbia, V6C 2Z7

Attention:	Jamie Clarke
E-mail:	jamie@businessinstincts.com

with a copy (which shall not constitute notice) to:

DLA Piper (Canada) LLP

666 Burrard Street, Suite 2800

Vancouver, British Columbia, V6C 2Z7

Attention:	Jonathan Brown
Email:	jonathan.brown@dlapiper.com

(b)	If to sBetOne:

sBetOne Inc.

561 Indiana Court

Venice, CA 90291

Attention:	Bruce Elliott
E-mail:	bruce.elliott@currencyworks.

(c)	If to Limitless:

Limitless III Inc.

400-630 8th Ave S.W.

Calgary, AB T2P 1G6

Attention: Erika Racicot

Email: erika@businessinstincts.com

(d)	If to Bismark:

Von Bismark Limited

13 Camac Terrace

Kilmainham

Dublin 8, Ireland

Attention:	Eoghan O Sullivan
E-mail:	eoghan@vonrepublic.club

Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by nationally recognized overnight courier or by electronic mail, on the date of such delivery; or (ii) if sent by registered or certified mail, on the third Business Day following the date on which such mailing was postmarked. Any Party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

12.5	Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the federal laws of Canada applicable therein, but references to such laws shall not, by conflict of laws, rules or otherwise require application of the law of any jurisdiction other than the Province of British Columbia and the Parties hereby further irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia in respect of any matter arising hereunder or in connection with the transactions contemplated in this Agreement.

12.6	Enurement and Assignability

This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, provided that this Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Party without the prior written consent of the other Parties shall be void.

12.7	Confidentiality

The Parties agree that no disclosure or announcement, public or otherwise, in respect of the Business Combination, this Agreement or the transactions contemplated herein shall be made by any Party or its representatives without the prior agreement of the other Parties as to timing, content and method, hereto, provided that the obligations herein will not prevent any Party from making, after consultation with the other Parties, such disclosure as its counsel advises is required by applicable Law or the rules and policies of any other relevant stock exchange. If any of VON Acquisition, sBetOne, Bismark, Limitless, US Subco or Alberta Subco is required by applicable Law or regulatory instrument, rule or policy to make a public announcement with respect to the Business Combination, such Party hereto will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

Except as and only to the extent required by applicable Law, the Receiving Party will not disclose or use, and it will cause its representatives not to disclose or use, any Confidential Information furnished by a Disclosing Party or its representatives to the Receiving Party or its representatives at any time or in any manner, other than for the purposes of evaluating the Business Combination.

12.8	Remedies

The Parties acknowledge that an award of money damages may be inadequate for any breach of the obligations undertaken by the Parties and that the Parties shall be entitled to seek equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties waive the defense that there is an adequate remedy at law. Without limiting any remedies any Party may otherwise have, in the event any Party refuses to perform its obligations under this Agreement, the other Party shall have, in addition to any other remedy at law or in equity, the right to specific performance.

12.9	Waivers and Amendments

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

12.10	Illegalities

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

12.11	Currency

Except as otherwise set forth herein, all references to amounts of money in this Agreement are to Canadian Dollars.

12.12	Third-Party Beneficiaries

This Agreement is strictly between the Parties and, except as specifically provided herein, no other person or entity and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

12.13	Counterparts

This Agreement may be executed in any number of counterparts by original, electronic (PDF) or telefacsimile signature, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all the parties reflected hereon as signatories.

[REMAINDER OF THE AGREEMENT IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

VON ACQUISITION INC.

By:
Name:
Title:

SBETONE, INC.

By:
Name:
Title:

LIMITLESS III INC.

By:
Name:
Title:

VON BISMARK LIMITED

By:
Name:
Title:

VON ACQUISITION CORP.

By:
Name:
Title:

VON ACQUISITION MERGER SUB, INC.

By:
Name:
Title:

Schedule A

DEFINITIONS

”ABCA” means the Business Corporations Act (Alberta), as from time to time amended or reenacted, including the regulations promulgated thereunder;

“Advisers” when used with respect to any Person, shall mean such Person’s directors, officers, employees, representatives, agents, counsel, accountants, advisers, engineers, and consultants.

”Affiliate” has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

”Agreement” means this Business Combination Agreement, as it may be amended or supplemented at any time and from time to time after the date hereof.

”Alberta Registrar” means the Registrar appointed under the ABCA.

”Amalco” means the corporation resulting from the Amalgamation.

”Amalco Shares” means common shares in the capital of Amalco.

”Amalgamation” means an amalgamation of Alberta Subco and Limitless pursuant to Section 181 of the ABCA, on the terms and subject to the conditions set out in the Amalgamation Agreement and this Agreement, subject to any amendments or variations thereto made in accordance with the provisions of the Amalgamation Agreement and this Agreement.

”Amalgamation Agreement” has the meaning ascribed to such term in Section 1.4.

”Articles of Amalgamation” means articles of amalgamation of Amalco, in a form to be agreed among the Parties, each acting reasonably, giving effect to the Amalgamation of Alberta Subco and Limitless upon and subject to the terms of this Agreement;

”Associate” has the meaning ascribed to such term in the Securities Act (British Columbia).

“BCBCA” means the Business Corporations Act (British Columbia), as amended.

”Alberta Subco” means VON Acquisition Corp., a wholly-owned subsidiary of VON Acquisition, created for the purpose of effecting the Business Combination.

”Alberta Subco Amalgamation Resolution” means the resolution of VON Acquisition, as sole shareholder of Alberta Subco, approving the Amalgamation and adopting the Amalgamation Agreement.

”Alberta Subco Shares” means the common shares in the capital of Alberta Subco.

“Bismark” has the meaning ascribed to such term in the recitals to this Agreement.

“Bismark Convertible Shares” means the 15,000 8% cumulative redeemable convertible preference shares of €1.00 each in the capital of the Company held by Enterprise Ireland.

“Bismark Financial Statements” has the meaning ascribed to such term in Section 3.5(a).

“Bismark Shareholders” means the holders of the issued and outstanding Bismark Shares.

”Bismark Shares” means the ordinary shares in the capital of Bismark.

”Breaching Party” has the meaning ascribed to such term in Section 9.2(b).

”Business Combination” means the completion of the steps set out in Article 1 on the basis set out in this Agreement.

”Business Day” means any day other than a Saturday or Sunday or other day on which Canadian Chartered Banks located in the City of Vancouver or the City of Toronto are required or permitted to close.

”Canadian Securities Laws” means the Securities Act (or equivalent legislation) in each of the provinces and territories of Canada and the respective regulations under such legislation together with applicable published rules, regulations, policy statements, national instruments and memoranda of understanding of the Canadian Provincial Securities Administrators and the securities regulatory authorities in such provinces and territories.

”Certificate of Amalgamation” means the certificate of amalgamation issued by the Registrar pursuant to the ABCA giving effect to the Amalgamation.

”Code” means the U.S. Internal Revenue Code of 1986, as amended.

”Confidential Information” means any information concerning the Disclosing Party or its business, properties and assets made available to the Receiving Party; provided that it does not include information which: (a) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party or pursuant to a breach of Section 10.7 by the Receiving Party; (b) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that, to the reasonable knowledge of the Receiving Party, such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information; (c) is developed by the Receiving Party independently of any disclosure by the Disclosing Party; or (d) was in the Receiving Party’s possession prior to its disclosure by the Disclosing Party.

”Contract” means any contract, lease, agreement, instrument, license, commitment, order, or quotation, written or oral.

”DGCL” means the Delaware General Corporation Law.

“Disclosing Party” means any Party or its representatives disclosing Confidential Information to the Receiving Party.

“Dogpatch Labs” means Dogpatch Labs Investment DAC t/a NDRC.

“Effective Date” has the meaning ascribed to such term in Section 1.8(d).

”Effective Time” means the time of filing of the Articles of Amalgamation with the Alberta Registrar under the ABCA on the Effective Date.

”Encumbrance” includes any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, adverse claim, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

“Enterprise Ireland Shareholder Agreement” means the shareholder agreement between Bismark and Enterprise Ireland dated July 1, 2013.

“Enterprise Ireland Share Purchase Agreement” has the meaning ascribed to such term in Section1.5(a)(iii).

“Government” means:

(a)	the government of Canada, the United States or any other foreign country;

(b)	the government of any Province, State, county, municipality, city, town, or district of Canada, the United States or any other foreign country; and

(c)	any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality, or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and (b).

”Governmental” means pertaining to any Government.

”Governmental Authority” means and includes, without limitation, any Government or other political subdivision of any Government, judicial, public or statutory instrumentality, court, tribunal, commission, board, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question.

”IFRS” means International Financial Reporting Standards.

“Intellectual Property” means registered intellectual property rights owned, used or held by sBetOne and Bismark, respectively, including: (a) trade-marks, trade dress, trade-names, business names and other indicia of origin; (b) copyrights; and (c) industrial designs and similar rights.

”ITA” means the Income Tax Act (Canada), as amended and all regulations thereunder.

”Income Tax” means any Tax based on or measured by income (including without limitation, based on net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits); and any interest, penalties and additions to tax with respect to any such tax (or any estimate or payment thereof).

”knowledge of Bismark” means the actual knowledge of Eoghan O Sullivan, without additional inquiry.

”knowledge of Limitless” means the actual knowledge of Cameron Chell, without additional inquiry.

”knowledge of sBetOne” means the actual knowledge of Swapan Kakumanu, without additional inquiry.

”knowledge of VON Acquisition” means the actual knowledge of Jamie Clarke, without additional inquiry.

”Law” means any of the following of, or issued by, any Government, in effect on or prior to the date hereof, including any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule or regulation of any writ, injunction, award, decree, judgment or order.

”Letter of Intent” means the letter of intent, dated December 14, 2020, among sBetOne, Limitless, Bismark and VON Acquisition related to the Business Combination.

”Liability” of any Person means and include:

(a)	any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

(b)	any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(c)	any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

”Limitless Amalgamation Resolution” means the resolution of the shareholders of Limitless, approving the Amalgamation and adopting the Amalgamation Agreement.

“Limitless Financial Statements” has the meaning ascribed to such term in Section 4.4(a).

“Limitless Shareholders” means the holders of the issued and outstanding Limitless Shares.

”Limitless Shares” means the common shares in the capital of Limitless.

”Material Adverse Change” or “Material Adverse Effect” means, with respect to any Party any change, event, effect, occurrence or state of facts that has, or could reasonably be expected to constitute a material adverse change in respect of or to have a material adverse effect on, the business, properties, assets, liabilities (including contingent liabilities), results of operations or financial condition of the party and its subsidiaries, as applicable, taken as a whole. The foregoing shall not include any change or effects attributable to: (i) any matter that has been disclosed in writing to the other Party or any of its Advisers by a Party or any of its Advisers in connection with this Agreement; (ii) changes relating to general economic, political or financial conditions; or (iii) relating to the state of securities markets in general.

”Merger Effective Time” means the time that the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by sBetOne and VON Acquisition and specified in the certificate of merger in accordance with the DGCL.

”Name Change” means the change of VON Acquisition’s name to “VON Republic Holdings Inc.”, or such other name designated by VON Acquisition and that is acceptable to the regulatory authorities.

”New VON Acquisition Directors” has the meaning ascribed to such term in Section 1.13.

“Non-Breaching Party” has the meaning ascribed to such term in Section 9.2(b).

”Parties” and “Party” means the parties to this Agreement.

”Person” means any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity; any individual; and any Government.

”Receiving Party” means any Party or its representatives receiving Confidential Information from a Disclosing Party.

“sBetOne” has the meaning ascribed to such term in the recitals to this Agreement.

”sBetOne Common Stock” means the common stock in the capital of sBetOne.

“sBetOne Convertible Notes” means the outstanding convertible promissory notes of sBetOne in the aggregate amount of $824,040.68;

“sBetOne Financial Statements” has the meaning ascribed to such term in Section 2.5(a).

“sBetOne Merger Resolution” means the resolution of the stockholders of sBetOne, approving the US Merger and adopting the US Merger Agreement.

“sBetOne Option” means a stock option of sBetOne.

“Share Exchange” has the meaning ascribed to such term in the recitals to this Agreement.

“subsidiary” means, with respect to a specified corporation, any corporation of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified corporation, and shall include any corporation in like relation to a subsidiary.

”Tax” means any tax, levy, charge or assessment imposed by or due any Government, together with any interest, penalties, and additions to tax relating thereto, including without limitation, any of the following:

(a)	any Income Tax;

(b)	any franchise, sales, use and value added tax or any license or withholding tax; any payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, alternative or add-on minimum tax; and any customs duties or other taxes;

(c)	any tax on property (real or personal, tangible or intangible, based on transfer or gains);

(d)	any estimate or payment of any of tax described in the foregoing clauses (a) through (d); and

(e)	any interest, penalties and additions to tax with respect to any tax (or any estimate or payment thereof) described in the foregoing clauses (a) through (e).

”Tax Return” means all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority with jurisdiction over the applicable party.

”United States” means the United States of America, its territories and possessions, any State of the United States or the District of Columbia.

“US Merger” has the meaning ascribed to such term in the recitals to this Agreement.

”US Merger Agreement” has the meaning ascribed to such term in Section 1.3(a).

“US Subco” means VON Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of VON Acquisition, created for the purpose of effecting the Business Combination.

”US Subco Shares” means all of the shares of common stock in the capital of US Subco.

”US Subco Merger Resolution” means the resolution of VON Acquisition, as sole holder of the stock of US Subco, approving the US Merger and adopting the US Merger Agreement.

”VON Acquisition” means VON Acquisition Inc., a corporation existing under the BCBCA.

”VON Acquisition Debenture” means the unsecured debenture of VON Acquisition to be issued to Enterprise Ireland in consideration for the Bismark Convertible Shares pursuant to the Enterprise Ireland Share Purchase Agreement.

”VON Acquisition Group” means and includes VON Acquisition, Alberta Subco and US Subco, and the other VON Acquisition Group Members.

”VON Acquisition Group Member” means and includes VON Acquisition and any corporation, partnership or company in which VON Acquisition beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profit interest, capital or other similar interest thereof or any joint venture in which VON Acquisition has a direct or indirect interest.

“VON Acquisition Shareholders” means the holders of VON Acquisition Shares.

”VON Acquisition Shares” means the common shares in the capital of VON Acquisition.

Schedule B
US MERGER AGREEMENT

MERGER AGREEMENT

MERGING

VON ACQUISITION MERGER SUB, INC.

WITH AND INTO

SBETONE, INC.

August __, 2021

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is made and entered into as of the date first above written, by and among VON Acquisition Merger Sub, Inc., a Delaware corporation (“US Subco”), VON Acquisition Inc., a British Columbia corporation and the sole stockholder of US Subco (“VON Acquisition”), and sBetOne, Inc., a Delaware corporation (“sBetOne”);

WHEREAS, in accordance with Title 8, Section 251 of the Delaware General Corporation Law (the “DGCL”), each of sBetOne and US Subco has determined that it is advisable to merge US Subco with and into sBetOne and that the separate legal existence of US Subco shall cease and sBetOne shall continue as the surviving corporation (the “Surviving Corporation”) on the terms and conditions hereinafter set forth (the “Merger”) in accordance with the applicable provisions of the DGCL; and

WHEREAS, the Merger constitutes one step in a business combination whereby VON Acquisition will acquire sBetOne (the “Transaction”);

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Merger Effective Time (as defined in Section 1.3 hereof), US Subco shall be merged with and into sBetOne, which shall continue as the surviving corporation (the “Surviving Corporation”) in the Merger, and the separate existence of US Subco shall thereupon cease. The name of the Surviving Corporation shall be “sBetOne, Inc.”. The Merger shall have the effects set forth in the DGCL.

1.2 Certificate of Merger. Following the execution of this Agreement, sBetOne shall execute a certificate of merger (the “Certificate”) in the form attached hereto as Exhibit A, and sBetOne shall file the executed Certificate with the Secretary of State of the State of Delaware in accordance with the DGCL.

1.3 Merger Effective Time. The Merger will become effective at such time as the Certificate has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by sBetOne and VON Acquisition in writing and specified in the Certificate in accordance with the DGCL (the “Merger Effective Time”).

[Agreement and Plan of Merger]

ARTICLE II

THE SURVIVING CORPORATION

2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of sBetOne effect immediately prior to the Merger Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until altered, amended or repealed in accordance with applicable law.

2.2 Stockholder and Officers. The sole stockholder of the Surviving Corporation at and after the Merger Effective Time shall be VON Acquisition. The officers of US Subco immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation at and after the Merger Effective Time and shall serve in such capacities until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.

ARTICLE III

TREATMENT OF SECURITIES

At the Merger Effective Time, by virtue of the Merger and without any action on the part of sBetOne or US Subco:

3.1 US Subco Shares. Each share of each class or series of capital stock of US Subco issued and outstanding, or held in treasury, immediately prior to the Merger Effective Time will be canceled and no consideration shall be issued in respect thereof.

3.2 sBetOne Shares. Each share of common stock of sBetOne issued and outstanding immediately prior to the Merger Effective Time will be exchanged at the Merger Effective Time for approximately one (1) common share in the capital of VON Acquisition.

3.4 Fractional Shares. No fractional VON Acquisition shares will be issued or delivered pursuant to the Merger. Any fractional share representing 0.50 or higher of a VON Acquisition share will be rounded up to the next whole number and any fractional share representing 0.49 or lower of a VON Acquisition share will be rounded down to the next whole number.

ARTICLE IV

TERMINATION

4.1 Termination Prior to Merger Effective Time. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by appropriate action of sBetOne or US Subco at any time prior to the Merger Effective Time. In the event of termination and abandonment, this Agreement shall become null and void and have no effect, and there shall be no liability in respect thereof on the part of any parties hereto or their respective directors, shareholders or officers.

ARTICLE V

DISSENT AND APPRAISAL RIGHTS

5.1 Dissenting Shares. For purposes of this Merger Agreement, “Dissenting Shares” means shares of common stock of sBetOne held as of the Merger Effective Time by a stockholder of sBetOne who has not voted such shares in favor of the adoption of this Merger Agreement and the Merger and with respect to which the holder shall have duly and properly demanded and perfected appraisal in accordance with Section 262 of the DGCL and such demand shall not have been effectively withdrawn or forfeited prior to the Merger Effective Time. Dissenting Shares shall not be converted into or represent the right to receive shares in the capital of VON Acquisition pursuant to Section 3.2 but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Merger Effective Time, such stockholder’s right to appraisal shall have ceased in accordance with the DGCL, if such stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares or if a court of competent jurisdiction shall determine that such stockholder is not entitled to the relief provided by Section 262 of the DGCL, then, (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the shares in the capital of VON Acquisition, issuable in respect of such shares of common stock of sBetOne pursuant to Sections 3.2 without interest thereon, and (ii) VON Acquisition shall deliver or cause to be delivered to such stockholder certificates representing the VON Acquisition shares to which such holder is entitled pursuant to Section 3.2.

ARTICLE VI

MISCELLANEOUS

6.1 Income Tax Treatment. It is intended by the parties to this Merger Agreement that the Merger and the other steps in the Transaction constitute a “reorganization” (the “Intended Tax Treatment”) within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Each of the parties hereto adopts this Merger Agreement and the other steps in the Transaction as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Unless the parties agree that the Merger and the other steps in the Transaction do not qualify for the Intended Tax Treatment, all of the parties hereto agree to (i) file all tax returns on the basis of treating the Merger and the other steps in the Transaction as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) otherwise report the Merger and the other steps in the Transaction for federal, state and local income tax purposes in a manner consistent with such characterization and (iii) not take a reporting position that is inconsistent with such characterization. If the parties agree that the Merger and the other steps in the Transaction do not qualify for the Intended Tax Treatment, but that the Merger and the other steps in the Transaction are an integrated transaction and constitute a tax-deferred transaction under Section 351 of the Code, then all of the parties hereto agree to (i) file all tax returns on the basis of treating the Merger as a Section 351 tax-deferred contribution, (ii) otherwise report the Merger for federal, state and local income tax purposes in a manner consistent with such characterization and (iii) not take a reporting position that is inconsistent with such characterization.

6.2 Taking of Necessary Action. sBetOne and US Subco shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL, or any other applicable laws. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of sBetOne or US Subco, the officers and sole stockholder of the Surviving Corporation are fully authorized in the name of either of sBetOne or US Subco to take all such lawful and necessary actions.

6.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding concerning the subject matter hereof between the parties hereto.

6.4 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute this Agreement as of the day and year first above written.

VON ACQUISITION INC.

By:
Name:
Title:

VON Acquisition Merger Sub, Inc.

By:
Name:
Title:

SBETONE, INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Exhibit A

CERTIFICATE OF MERGER OF

VON ACQUISITION MERGER SUB, INC.,

a Delaware corporation

WITH AND INTO

SBETONE, INC.,

a Delaware corporation

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation hereby certifies:

FIRST: The name of the surviving corporation is sBetOne, Inc., a Delaware corporation, and the name of the corporation being merged into the surviving corporation is VON Acquisition Merger Sub, Inc., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation.

THIRD: sBetOne, Inc., a Delaware corporation is the name of the surviving corporation.

FOURTH: The certificate of incorporation of sBetOne, Inc., as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH: The merger is to become effective upon the filing of this Certificate of Merger with the Delaware Secretary of State.

SIXTH: The Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is [●].

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized person as of _________________, 2021.

SBETONE, INC.,
a Delaware corporation

By:

Schedule C
AMALGAMATION AGREEMENT

Certain identified information has been excluded from the exhibit pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential. CurrencyWorks hereby undertakes to furnish supplemental copies of any of the omitted schedules, exhibits and information upon request by the Securities and Exchange Commission.

Amalgamation Agreement

THIS AGREEMENT is dated as of the ___ day of _____________, 2021,

By and AMONG:

LIMITLESS III INC., a company existing under the laws of the Province of Alberta

(“Limitless”)

- and –

VON ACQUISITION CORP., a company existing under the laws of the Province of Alberta

(“Acquireco”)

- and –

VON ACQUISITION INC., a company existing under the laws of the Province of British Columbia

(“VON Acquisition”)

WHEREAS Limitless and Acquireco wish to amalgamate and continue as one company to be known as “VON Acquisition Corp.” in accordance with the terms and conditions hereof;

AND WHEREAS Acquireco is a wholly-owned subsidiary of VON Acquisition and has not carried on active business;

AND WHEREAS Limitless, Acquireco and VON Acquisition are parties to the Business Combination Agreement (as defined below), which contemplates the Amalgamation (as defined below);

AND WHEREAS the parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Amalgamation;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants and agreements herein contained and other lawful and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. In this Agreement (including the recitals hereto):

(a)	“ABCA” means the Business Corporation Act (Alberta), as amended, including the regulations promulgated thereunder;

(b)	“Acquireco Shares” means the common shares in the capital of Acquireco;

(c)	“Agreement” means this Amalgamation Agreement including all Appendices, and all amendments or restatements as permitted, and references to “Article”, “Section” or “Appendix” mean the specified Article, Section or Appendix of this Agreement;

(d)	“Amalco” means the corporation continuing from the Amalgamation;

(e)	“Amalco Shares” means the common shares in the capital of Amalco;

(f)	“Amalgamating Parties” means, collectively, Limitless and Acquireco;

(g)	“Amalgamation” means the amalgamation of Limitless and Acquireco pursuant to the ABCA to form Amalco;

(h)	“Articles of Amalgamation” means the articles of amalgamation to be filed with the Registrar in order to effect of the Amalgamation, in the form attached as Appendix 1 hereto;

(i)	“Business Combination Agreement” means the business combination agreement dated as of July 19, 2021 among Limitless, VON Acquisition, Acquireco sBetOne, Inc., VON Bismark Limited and VON Acquisition Merger Sub, Inc. governing the terms and conditions of the Transaction, as amended from time to time;

(j)	“Business Day” means any day, other than a Saturday, Sunday or statutory holiday, in the Province of Alberta on which the principal commercial banks in downtown Calgary are generally open for the transaction of commercial banking business during regular business hours;

(k)	“Certificate of Amalgamation” means the certificate to be issued by the Registrar pursuant to subsection 185(4) of the ABCA giving effect to the Amalgamation;

(l)	“Effective Date” means the effective date indicated upon the Certificate of Amalgamation;

(m)	“Effective Time” means the effective time indicated upon the Certificate of Amalgamation;

(n)	“Exchange Ratio” means, at the Effective Time, 0.4 of a VON Acquisition Share to each one Limitless Common Share held by a Limitless Common Shareholder;

(o)	“Limitless Common Shares” means common shares in the capital of Limitless;

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(p)	“Limitless Shareholder” means a registered holder owning Limitless Common Shares immediately prior to the filing of the Articles of Amalgamation;

(q)	“Registrar” means the Registrar of Corporations appointed pursuant to Section 263 of the ABCA;

(r)	“VON Acquisition Shares” means common shares in the capital of VON Acquisition; and

(s)	“Transaction” means the business combination transaction pursuant to which VON Acquisition will acquire: (a) all of the Limitless Common Shares; (b) all of the shares in the sBetOne, Inc. common stock; and (c) all of the shares of VON Bismark Limited pursuant to the Amalgamation and the other transactions contemplated in the Business Combination Agreement and the agreements and other documents or instruments contemplated therein.

2.	Certain Phrases, etc. In this Agreement: (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”; and (ii) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

3.	Amalgamation. In accordance with the Business Combination Agreement, the Amalgamating Parties hereby agree to amalgamate and continue as one company under the provisions of the ABCA upon the terms and conditions hereinafter set out.

4.	Effect of Amalgamation. At the Effective Time, subject to the ABCA:

(a)	the amalgamation of the Amalgamating Parties and their continuation as one company, Amalco, under the terms and conditions prescribed in this Agreement, shall be effective;

(b)	the property of each of the Amalgamating Parties shall continue to be the property of Amalco;

(c)	Amalco will be a wholly-owned subsidiary of VON Acquisition;

(d)	Amalco shall continue to be liable for the obligations of each of the Amalgamating Parties;

(e)	any existing cause of action, claim or liability to prosecution with respect to either or both of the Amalgamating Parties shall be unaffected;

(f)	a civil, criminal or administrative action or proceeding pending by or against any of the Amalgamating Parties may be continued to be prosecuted by or against Amalco; and

(g)	any conviction against, or ruling, order or judgment in favour of or against, any of the Amalgamating Parties may be enforced by or against Amalco.

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5.	Name. The name of Amalco shall be “VON Acquisition Corp.”

6.	Registered Office. The registered office of Amalco shall be 1000, 250 - 2nd Street SW, Calgary, Alberta T2P 0C1.

7.	Authorized Capital. The authorized capital of Amalco shall consist of an unlimited number of Amalco Shares, which shall have the rights, privileges, restrictions and conditions set out in the Articles of Amalgamation.

8.	Transfer Restrictions. The right to transfer securities of Amalco shall be restricted. Securities of Amalco, other than non-convertible debt securities, may not be transferred except in compliance with the restrictions set out in the Articles of Amalgamation.

9.	Restrictions on Business. There shall be no restrictions on the business which Amalco is authorized to carry on.

10.	Articles of Amalgamation. The Articles of Amalgamation are appended hereto as Appendix 1, which Articles of Amalgamation, once filed with the Registrar, shall be deemed to be the articles of Amalco.

11.	Number of Directors. The board of directors of Amalco shall, until otherwise changed in accordance with the ABCA, consist of a minimum number of one and a maximum number of 10 directors.

12.	First Directors. The first directors of Amalco shall be the individuals whose names and addresses are set out below, who shall hold office until the first annual meeting of shareholders of Amalco or until their successors are duly elected or appointed and will be responsible for the subsequent management and operation of Amalco:

Name	Address
[name redacted]	[address redacted]

13.	Treatment of Issued Capital. At the Effective Time:

(a)	each Limitless Common Share outstanding immediately prior to the Effective Time shall be cancelled, and subject to Section 14, each holder of such Limitless Common Shares shall receive, for no additional consideration and without any further action, that number of VON Acquisition Shares equal to the product of: (i) the number of Limitless Common Shares held by such holder; and (ii) the Exchange Ratio;

(b)	each Acquireco Share outstanding immediately prior the Effective Time shall be converted into one Amalco Share, and any certificates representing the Acquireco Shares shall be cancelled; and

(c)	in consideration for the issuance by VON Acquisition of the VON Acquisition Shares pursuant to Section 13(a), Amalco shall issue to VON Acquisition one fully paid and non-assessable Amalco Share for each VON Acquisition Share issued to former holders of Limitless Common Shares.

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14.	No Fractional Shares upon Conversion. Notwithstanding Section 13 of this Agreement, but subject to the ABCA, no fractional VON Acquisition Shares will be issued and no cash amount will be payable by VON Acquisition in lieu thereof. In the event that Limitless Shareholder would otherwise be entitled to a fractional VON Acquisition Share hereunder, the number of VON Acquisition Shares issued to such Limitless Shareholder shall be rounded down to the next whole number of VON Acquisition Shares. In calculating such fractional interests, all Limitless Common Shares, registered in the name of or beneficially held by any Limitless Shareholder or his, her or its nominee shall be aggregated.

15.	Amalco Stated Capital. Upon completion of the Amalgamation, the stated capital of the Amalco Shares will be equal to the stated capital determined immediately prior to the Effective Time, of the Acquireco Shares.

16.	VON Acquisition Stated Capital. VON Acquisition shall add an amount to the stated capital of VON Acquisition for the VON Acquisition Shares an amount equal to the stated capital of the Limitless Common Shares, determined immediately prior to the Effective Time.

17.	By-laws. The by-laws of Amalco, until repealed, amended or altered, shall be the by-laws of Limitless, mutatis mutandis.

18.	Effective Date. The Amalgamation shall be completed on the Effective Date and shall be effective at the Effective Time.

19.	Certificates. On the Effective Date:

(a)	the registered holders of Limitless Common Shares (the “Original Securities”) shall be deemed to be the registered holders of the VON Acquisition Shares (the “Replacement Securities”) to which they are entitled hereunder, and upon surrender by a Limitless Shareholder to VON Acquisition of certificates representing the issued and outstanding Original Securities held by such Limitless Shareholder, such Limitless Shareholder shall be entitled, in exchange, to receive certificates representing the Replacement Securities to which such Limitless Shareholder is entitled as set forth in Section 13 hereof;

(b)	VON Acquisition, as the registered holder of the Acquireco Shares, shall be deemed to be the registered holder of the Amalco Shares to which it is entitled hereunder and, upon surrender of the certificates representing such Acquireco Shares to Amalco, VON Acquisition shall be entitled to receive a share certificate representing the number of Amalco Shares to which it is entitled as set forth in Section 13 hereof;

(c)	share certificates evidencing Limitless Common Shares shall cease to represent any claim upon or interest in Limitless or Amalco other than the right of the holder to receive, pursuant to the terms hereof and the Amalgamation, the applicable Replacement Securities in accordance with Section 13 hereof; and

(d)	upon the delivery and surrender by a Limitless Shareholder to VON Acquisition of certificates representing all of the Original Securities owned by such Limitless Shareholder which have been exchanged for Replacement Securities in accordance with the provisions of Sections 13(a) hereof, VON Acquisition shall on the fifth Business Day following the later of: (i) the Effective Date; and (ii) the date of receipt by VON Acquisition of the certificates referred to above, issue to each such Limitless Shareholder certificates representing the number of Replacement Securities to which such holder is entitled.

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20.	Lost Certificates. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Original Securities that were exchanged pursuant to Section 13 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such Original Security claiming such certificate to be lost, stolen or destroyed, VON Acquisition will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing the applicable Replacement Security pursuant to Section 13. The holder to whom certificates representing Replacement Securities are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to VON Acquisition and its transfer agent in such sum as VON Acquisition may direct or otherwise indemnify VON Acquisition or its transfer agent in a manner satisfactory to VON Acquisition against any claim that may be made against VON Acquisition or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

21.	U.S. Securities Law Restrictions. The Parties agree that, if applicable, the VON Acquisition Shares issued to the former holders of Limitless Common Shares in the United States in connection with the Transaction will not be registered under the U.S. Securities Act or any state securities laws and will be “restricted securities” within the meaning of Rule 144 of the U.S. Securities Act. Each certificate representing the VON Acquisition Shares issued to holders in the United States will bear a legend in substantially the form that follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF LIMITLESS III INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE UNITED STATES STATE LAWS AND REGULATIONS AND APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

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Limitless agrees that, if applicable, it will obtain from each holder of Limitless Common Shares in the United States a certificate that such shareholder is an “accredited investor” as such term is defined in Regulation D.

22.	Covenants of Limitless. Limitless covenants and agrees with VON Acquisition and Acquireco that it will:

(a)	use commercially reasonable efforts to obtain a resolution of the holders of Limitless Common Shares approving the Amalgamation, this Agreement and the transactions contemplated hereby in accordance with the ABCA;

(b)	use commercially reasonable efforts to cause each of the conditions precedent set forth in Section 28 hereof to be complied with; and

(c)	subject to the approval of the shareholders of each of Limitless and Acquireco being obtained for the completion of the Amalgamation and all applicable regulatory approvals being obtained, thereafter jointly with Acquireco submit the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation upon and subject to the terms and conditions of this Agreement.

23.	Covenants of VON Acquisition. VON Acquisition covenants and agrees with Limitless that it will:

(a)	sign a resolution as sole shareholder of Acquireco in favour of the approval of the Amalgamation, this Agreement and the transactions contemplated hereby in accordance with the ABCA;

(b)	use commercially reasonable efforts to cause each of the conditions precedent set forth in Section 28 hereof to be complied with; and

(c)	subject to the approval of the shareholders Limitless being obtained for the completion of the Amalgamation, all applicable regulatory approvals being obtained and the issuance of the Certificate of Amalgamation, issue that number of VON Acquisition Shares and Replacement Securities as required by Section 13 hereof.

24.	Covenants of Acquireco. Acquireco covenants and agrees with Limitless that it will:

(a)	not, from the date of execution hereof to the Effective Date, except with the prior written consent of Limitless, conduct any business which would prevent Acquireco or Amalco from performing any of their respective obligations hereunder;

(b)	use its best efforts to cause each of the conditions precedent set forth in Section 28 hereof to be complied with; and

(c)	subject to the approval of the shareholders of each of Limitless and Acquireco being obtained for the completion of the Amalgamation and all applicable regulatory approvals being obtained, thereafter jointly with Limitless submit the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation upon and subject to the terms and conditions of this Agreement.

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25.	Representation and Warranty of Limitless. Limitless hereby represents and warrants to and in favour of VON Acquisition and Acquireco and acknowledges that VON Acquisition and Acquireco are relying upon such representation and warranty, that Limitless is duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against Limitless in accordance with its terms.

26.	Representation and Warranty of VON Acquisition. VON Acquisition hereby represents and warrants to and in favour of Limitless and Acquireco, and acknowledges that Limitless and Acquireco are relying upon such representation and warranty, that VON Acquisition is duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against VON Acquisition in accordance with its terms.

27.	Representation and Warranty of Acquireco. Acquireco represents and warrants to and in favour of Limitless and VON Acquisition, and acknowledges that Limitless and VON Acquisition are relying upon such representations and warranty, that Acquireco is duly authorized to execute and deliver this Agreement and this Agreement is a valid and binding agreement, enforceable against Acquireco in accordance with its terms.

28.	Conditions Precedent. The respective obligations of the parties hereto to consummate the transactions contemplated hereby, and in particular the Amalgamation, are subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by the consent of each of the parties without prejudice to their rights to rely on any other or others of such conditions:

(a)	this Agreement and the transactions contemplated hereby, including, in particular, the Amalgamation, shall be approved by the shareholders of each of Limitless and Acquireco in accordance with the ABCA;

(b)	all the conditions required to close the Transaction set out herein and in the Business Combination Agreement being met or waived; and

(c)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Amalgamation.

29.	Amendment. This Agreement may at any time and from time to time be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

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(c)	waive compliance with or modify any of the covenants contained herein and waive or modify performance of any of the obligations of the parties hereto; or

(d)	waive compliance with or modify any other conditions precedent contained herein;

provided that no such amendment shall change the provisions hereof regarding the consideration to be received by Limitless Shareholders in exchange for their Limitless Common Shares without approval by the Limitless Shareholders given in the same manner as required for the approval of the Amalgamation.

30.	Termination. This Agreement may, prior to the issuance of the Certificate of Amalgamation, be terminated by mutual agreement of the respective boards of directors of the parties hereto, without further action on the part of the shareholders of Limitless or Acquireco. This Agreement shall also terminate without further notice or agreement if the Business Combination Agreement is terminated.

31.	Binding Effect. This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

32.	Assignment. No party to this Agreement may assign this Agreement or any of the rights, interests or obligations under this Agreement without the prior written consent of each of the other parties.

33.	Further Assurances. Each of the parties to this Agreement shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

34.	Time of Essence. Time shall be of the essence of this Agreement.

35.	Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Alberta and the federal Laws of Canada applicable therein.

[Signature page follows.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

LIMITLESS III INC.

Per:
Name:
Title:

VON ACQUISITION CORP.

Per:
Name:
Title:

VON ACQUISITION INC.

Per:
Name:
Title:

APPENDIX “1”

FORM OF ARTICLES OF AMALGAMATION

See attached.

Schedule D
SHARE EXCHANGE AGREEMENT

Certain identified information has been excluded from the exhibit pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential. CurrencyWorks hereby undertakes to furnish supplemental copies of any of the omitted schedules, exhibits and information upon request by the Securities and Exchange Commission.

……………………………………………… 2021

VON BISMARK LIMITED

AND

VON ACQUISITION INC

SHARE EXCHANGE AGREEMENT

for the sale and purchase of 6,343 Ordinary Shares and 15,000 Convertible Shares of €1.00 each in the issued share capital of Von Bismark Limited in exchange for 10,497,665 Ordinary Shares of $0.10CAD each in the capital of Von Acquisition Inc.

THIS AGREEMENT is made on the                         day of                     2021

BETWEEN:

(1)	The shareholders of the Company (defined below) brief particulars of which are listed under Schedule 1 of this Agreement (the “Vendors”); and

(2)	Von Acquisition Inc, a corporation existing under the law of British Columbia (Company registration Number: BC1278958) with a registered address situated at 666 Burrard Street, Suite 2800, Vancouver, British Columbia, V6C 2Z7 (the “Purchaser”).

WHEREAS:

A.	Von Bismark Limited a private limited company (Company Registration Number: 507620) with a registered address situated at 13 Camac Terrace, Kilmainham, Dublin 8, Ireland (“Company”).

B.	The Vendors are the legal and beneficial owners of 6,343 Ordinary Shares of €1.00 and 15,000 Convertible Shares of €1.00 each in the capital of the Company (the “Shares”).

C.	The Purchaser has agreed with the Vendors to purchase the Shares upon the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.	INTERPRETATION

1.1.	Definitions

In this Agreement the following expressions shall unless the context otherwise requires have the following meanings:-

1.1.1.	“Agreement” means this Agreement, including the Schedules, which have full effect as if it was incorporated in the body of this Agreement;

1.1.2.	“Business Day” means Monday to Friday (inclusive), excluding public and bank holidays and days on which banks close for business in Ireland;

1.1.3.	“Completion” means the completion of the exchange and transfer of the Shares and the allotment and issue of the Consideration Shares in accordance with Clause 3;

1.1.4.	“Consideration Shares” means the 10,497,665 Ordinary Shares of $0.10CAD each in the capital of the Purchaser to be allotted and issued to the Vendors by the Purchaser in accordance with Clause 3;

1.1.5.	“Constitution” means the constitution of the Company or equivalent constitutional document of the Company;

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1.1.6.	“Encumbrance” includes any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind and any other type of preferential arrangement (including title, transfer and retention arrangements) having similar effect;

1.1.7.	“Ireland” means the Republic of Ireland; and

1.1.8.	“Warranties”, means the warranties set forth in Clause 5.1.

1.2.	Construction

1.2.1.	Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provisions. Any reference to any provision of any legislation unless the context clearly indicates to the contrary shall be a reference to legislation of Ireland.

1.2.2.	Any reference to a person includes his successors, personal representatives and permitted assigns.

1.2.3.	Words such as “hereunder”, “hereto”, “hereof”, and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular Section or Clause thereof.

1.2.4.	Save as otherwise provided herein any reference to a Section, Clause, paragraph or sub-paragraph shall be a reference to a Section, Clause paragraph or sub-paragraph (as the case may be) of this Agreement and any reference in a Clause to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

1.2.5.	In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa. References to persons shall include firms, bodies corporate, unincorporated associations and partnerships organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

1.2.6.	The Schedules to this Agreement shall form an integral part of this Agreement.

1.2.7.	The Section headings and captions to the Clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.

2.	SALE AND PURCHASE

2.1.	Pursuant to and in consideration of the exchange of shares noted under clause 3.1 below, the Vendors, as the legal and beneficial owners of the Shares, hereby agree to sell, and the Purchaser hereby agrees to purchase, the Shares with effect from Completion free from all Encumbrances and with the benefit of all rights attaching to the Shares or accruing at Completion for the consideration specified in Clause 3.

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2.2.	The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

3.	CONSIDERATION

3.1.	The consideration payable by the Purchaser to the Vendors for the exchange and transfer of the Shares shall be the allotment and issue by the Purchaser to the Vendors with effect from Completion of the Consideration Shares, credited as fully paid up and in the following proportions:

Transferor	Transferee	Number of Shares	Consideration Shares
[name redacted]	Von Acquisition Inc	1,500	2,482,500
[name redacted]		15,000	0
[name redacted]	Von Acquisition Inc	251	415,405.00
[name redacted]	Von Acquisition Inc	287	474,985.00
[name redacted]	Von Acquisition Inc	177	292,935.00
[name redacted]	Von Acquisition Inc	117	193,635.00
[name redacted]	Von Acquisition Inc	959	1,587,145.00
[name redacted]	Von Acquisition Inc	101	167,155.00
[name redacted]	Von Acquisition Inc	10	16,550.00
[name redacted]	Von Acquisition Inc	130	215,150.00
[name redacted]	Von Acquisition Inc	7	11,585.00
[name redacted]	Von Acquisition Inc	22	36,410.00
[name redacted]	Von Acquisition Inc	15	24,825.00
[name redacted]	Von Acquisition Inc	3	4,965.00
[name redacted]	Von Acquisition Inc	2	3,310.00
[name redacted]	Von Acquisition Inc	15	24,825.00
[name redacted]	Von Acquisition Inc	15	24,825.00
[name redacted]	Von Acquisition Inc	5	8,275.00
[name redacted]	Von Acquisition Inc	150	248,250.00

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[name redacted]	Von Acquisition Inc	10	16,550.00
[name redacted]	Von Acquisition Inc	60	99,300.00
[name redacted]	Von Acquisition Inc	180	297,900.00
[name redacted]	Von Acquisition Inc	180	297,900.00
[name redacted]	Von Acquisition Inc	102	168,810.00
[name redacted]	Von Acquisition Inc	90	148,950.00
[name redacted]	Von Acquisition Inc	90	148,950.00
[name redacted]	Von Acquisition Inc	180	297,900.00
[name redacted]	Von Acquisition Inc	119	196,945.00
[name redacted]	Von Acquisition Inc	112	185,360.00
[name redacted]	Von Acquisition Inc	29	47,995.00
[name redacted]	Von Acquisition Inc	63	104,265.00
[name redacted]	Von Acquisition Inc	125	206,875.00
[name redacted]	Von Acquisition Inc	1,237	2,047,235.00
Total		6,343	10,497,665.00

4.	COMPLETION

4.1.	Completion shall take place when all of the business referred to under Schedule 2 shall be transacted.

4.2.	If in any respect the provisions of Schedule 2 are not complied with at Completion, the Purchaser may:

4.2.1.	defer Completion to a date not more than 28 Business Days after the date specified in Clause 4.1 (and so that the provisions of this Clause 4.2 shall apply to Completion as so deferred); or

4.2.2.	proceed to Completion as far as practicable but without prejudice to its rights (whether under this Agreement, generally, or under this Clause); or

4.2.3.	terminate this Agreement.

4.3.	If the Purchaser terminates this Agreement pursuant to Clause 4.2.3, each party’s further rights and obligations cease immediately on termination, but termination does not affect the parties’ accrued rights and obligations at the date of termination.

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5.	WARRANTIES

5.1.	The Vendors hereby warrant to the Purchaser that as at the date hereof:

5.1.1	they are the legal and beneficial owners of the Shares, which are fully paid up or credited as fully paid up, and free of any Encumbrance;

5.1.2	none of the Shares are subject to any current or pending claim as to their title or ownership;

5.1.3	no person or persons other than the Vendors has any right, title, interest or estate to or in any of the Shares or their proceeds; and

5.1.4	no Encumbrance exists or has been created or is in the course of being created over any of the Shares or any rights attaching thereto, and no person has any option over any of the Shares.

5.2.	The Vendors acknowledge that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

5.3.	The Purchaser hereby warrants to the Vendors that:

5.3.1.	the Purchaser is duly incorporated and validly existing under the laws of Ireland;

5.3.2.	the Purchaser is fully authorised to allot and issue the Consideration Shares in accordance with the terms of this Agreement and the Consideration Shares shall be validly allotted and issued upon Completion;

5.3.3.	all necessary actions, conditions and things have been taken, fulfilled and done in order to enable it to enter into, perform and comply with its obligations hereunder and those obligations are validly, and legally binding and enforceable upon it; and

5.3.4.	all relevant persons have irrevocably and unconditionally waived any and all rights of pre-emption over, and any rights to restrict the allotment and issue of the Consideration Shares conferred on them whether by the constitution of the Purchaser or otherwise howsoever arising.

5.4	The Purchaser acknowledges that the Vendors are entering into this Agreement in reliance upon each of the warranties contained in Clause 5.3 of this Agreement.

6.	GENERAL PROVISIONS

6.1.	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting one and the same instrument. The expression “counterpart” shall include any executed copy of this Agreement transmitted by email “pdf” copy.

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6.2.	Entire Agreement

This Agreement (including the documents and instruments referred to herein) contains the entire agreement between the parties relating to the transactions provided for in this Agreement and supersedes all previous representations, arrangements, undertakings and agreements (if any) between such parties in respect of such matters.

6.3.	Assignment

The rights of the Vendors shall be deemed to be personal rights and shall not be assignable without the prior written consent of the Purchaser.

6.4.	Confidentiality

For the purpose of assuring to the Purchaser the full benefit of the Shares and the goodwill and in consideration of the agreement of the Purchaser to buy the Shares on the terms hereof, the Vendors agree as a separate and independent agreement that they will not at any time hereafter use, divulge or communicate to any person any confidential information concerning the business, accounts, financial or contractual arrangements or other dealings, transactions or affairs of the Company and that they will use all reasonable endeavours to prevent the use, publication or disclosure of any confidential information concerning such matters or any of them.

6.5.	Further Assurance

At the request of the Purchaser, the Vendors shall (and shall procure that any other necessary parties shall) at the Vendors’ expense execute and do all such documents, acts and things as may reasonably be required subsequent to Completion by the Purchaser for assuring to or vesting in the Purchaser (including his nominee or nominees) the legal and beneficial ownership of the Shares and generally to give effect to this Agreement.

6.6.	Notices

6.6.1	Any notice or other communication required or permitted to be given or made under this Agreement shall be validly given or made if delivered personally or, if despatched by pre-paid letter post to the address listed for the relevant party herein and shall be deemed to be given or made:-

(a)	if delivered by hand - at the time of delivery; and

(b)	if sent by post - forty eight hours after the same shall have been posted,

provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours (being 9:00 a.m. to 5:30 p.m. on a Business Day), such notice or other communication shall be deemed to be given or made at the start of working hours on the next succeeding Business Day.

6.6.2	In proving service by post, it shall be sufficient to prove that such communication was properly addressed, stamped and put in the post.

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6.7	Survival of Obligations

The expiration or determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

6.8	Waiver

A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given. No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

6.9	Modification

No modification of any provision of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by or on behalf of each of the parties hereto.

6.10	Effect of Completion

The terms of this Agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion. The remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

6.11	Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, that shall not affect or impair the legality, validity or enforceability of any other provision of this Agreement.

6.12	Governing Law and Jurisdiction

6.12.1	This Agreement and any non-contractual disputes arising under or in connection with it shall be governed by and construed in accordance with the laws of Ireland.

6.12.2	The Irish courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the parties submit to the exclusive jurisdiction of the Irish courts.

IN WITNESS whereof the parties have entered into and delivered this Agreement on the date specified above.

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SCHEDULE 1

Vendor Particulars

[names and addresses redacted]

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Schedule 2

BUSINESS TO BE TRANSACTED AT COMPLETION

Part 1

Vendors’ Obligations

1.	The Vendors shall deliver to the Purchaser:

1.1	a stock transfer form in respect of the Shares duly executed and completed by the Vendors in favour of the Purchaser, together with the share certificate(s) in respect thereof (or an indemnity in form and substance satisfactory to the Purchaser in place of such share certificate(s));

1.2	any waivers, consents or other documents that the Purchaser may reasonably require to enable the Purchaser or its nominees to be registered as holder of the Shares.

2.	The Vendors shall procure that a board meeting of the Company shall be held at which:

2.1	the transfers referred to at paragraph 1.1 shall be approved (subject to the payment of stamp duty thereon); and

2.2	the delivery to the Purchaser of a share certificate in respect of the Shares is authorised.

Part 2

Purchaser’s Obligations

3.	Subject to the Vendors having done or procured to be done those things set out in Part 1 of Schedule 2 at Completion, a meeting of the directors of the Purchaser shall be held at which:

3.1	the allotment and issue of the Consideration Shares to the Vendors in accordance with Clause 3;

3.2	the entry of the Vendors’ names as the holders of the Consideration Shares allotted and issued to it in the Purchaser’s register of members; and

3.3	the delivery of corresponding share certificates to the Vendors,

shall be approved and a copy of the said resolutions shall be delivered to the Vendors.

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Schedule E
ENTERPRISE IRELAND SHARE PURCHASE AGREEMENT

This exhibit has been excluded from the exhibit pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential. CurrencyWorks hereby undertakes to furnish supplemental copies of any of the omitted schedules, exhibits and information upon request by the Securities and Exchange Commission.